                           ASSET PURCHASE AGREEMENT

                                     AMONG

                     HOOK & ASSOCIATES ENGINEERING, INC.,

                         THE IDENTIFIED SHAREHOLDERS,

                             HEA ACQUISITION, INC.

                                      AND

                           THE KEITH COMPANIES, INC.


                               January 31, 2001

                              TABLE OF CONTENTS
                              -----------------

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
ARTICLE 1    PURCHASE AND SALE OF ASSETS                                                                                         1
    1.1      Assets to be Transferred.........................................................................................   1
    1.2      Excluded Assets..................................................................................................   2

ARTICLE 2    LIABILITIES......................................................................................................   3
    2.1      Excluded Liabilities.............................................................................................   3
    2.2      Assumed Liabilities..............................................................................................   5
    2.3      No Assignment Causing Breach.....................................................................................   6

ARTICLE 3    PURCHASE PRICE...................................................................................................   6
    3.1      Purchase Price...................................................................................................   6
    3.2      Stock Payment; Adjusted Payment..................................................................................   7
    3.3      Promissory Note; Adjusted Payment................................................................................   8
    3.4      Book Value Adjustment............................................................................................   8
    3.5      Purchase Price Adjustment........................................................................................   9
    3.6      Payment of Purchase Price........................................................................................   9
    3.7      Allocation of Purchase Price.....................................................................................  10
    3.8      Cash Balance Adjustment..........................................................................................  10

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS....................................................  11
    4.1      Corporate........................................................................................................  11
    4.2      Authorization; Validity..........................................................................................  12
    4.3      No Violation.....................................................................................................  12
    4.4      Financial Statements.............................................................................................  13
    4.5      Tax Matters......................................................................................................  13
    4.6      Accounts Receivable and Costs in Excess of Billings..............................................................  13
    4.7      Work-in-Process..................................................................................................  14
    4.8      Absence of Certain Changes.......................................................................................  15
    4.9      Absence of Undisclosed Liabilities...............................................................................  16
    4.10     No Litigation....................................................................................................  16
    4.11     Compliance With Laws.............................................................................................  16
    4.12     Title to and Condition of Properties.............................................................................  17
    4.13     Insurance........................................................................................................  18
    4.14     Contracts and Commitments........................................................................................  19
    4.15     Labor Matters....................................................................................................  21
    4.16     Employee Benefit Plans...........................................................................................  21
    4.17     Employment Compensation..........................................................................................  25
    4.18     Trade Rights.....................................................................................................  25
    4.19     Major Customers and Suppliers....................................................................................  25
    4.20     Warranty and Product Liability...................................................................................  26
    4.21     Bank Accounts....................................................................................................  26
    4.22     Affiliates, Relationships to Seller..............................................................................  26


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    4.23    No Brokers or Finders.............................................................................................   26
    4.24    Disclosure........................................................................................................   27
    4.25    Investment Representation.........................................................................................   27

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................................................................  27
    5.1     Corporate.........................................................................................................  27
    5.2     Authority.........................................................................................................  27
    5.3     Consents, Approvals and Authorizations............................................................................  27
    5.4     No Brokers or Finders.............................................................................................  27
    5.5     No Violation......................................................................................................  27

ARTICLE 6   COVENANTS OF SELLER AND THE SHAREHOLDERS..........................................................................  28
    6.1     Access to Information and Records.................................................................................  28
    6.2     Conduct of Business Pending the Closing...........................................................................  28
    6.3     No Negotiations...................................................................................................  30
    6.4     Consents..........................................................................................................  30
    6.5     Other Action......................................................................................................  31
    6.6     Disclosure Schedule...............................................................................................  31
    6.7     Confidentiality...................................................................................................  31
    6.8     Insurance.........................................................................................................  32
    6.9     Use of Seller's Names.............................................................................................  33
    6.10    Sales Tax.........................................................................................................  33
    6.11    Employee Matters..................................................................................................  33
    6.12    Unemployment Compensation.........................................................................................  34
    6.13    Expenses..........................................................................................................  34
    6.14    Noncompetition Agreements.........................................................................................  34

ARTICLE 7   COVENANTS OF PURCHASER............................................................................................  34
    7.1     Conditions........................................................................................................  34
    7.2     Employees.........................................................................................................  34
    7.3     Reservation of Stock Options......................................................................................  34

ARTICLE 8   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS...................................................................  34
    8.1     Representations and Warranties True as of the Closing Date........................................................  35
    8.2     Compliance With Agreement.........................................................................................  35
    8.3     Absence of Suit...................................................................................................  35
    8.4     Consents and Approvals............................................................................................  35
    8.5     Lease.............................................................................................................  35
    8.6     Insurance.........................................................................................................  35
    8.7     Satisfactory Due Diligence and Disclosure.........................................................................  35
    8.8     Satisfactory Evidence of Authority to Execute.....................................................................  35
    8.9     Insurance.........................................................................................................  35

ARTICLE 9   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE SHAREHOLDERS................................................  36
    9.1     Representations and Warranties True on the Closing Date...........................................................  36


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     9.2      Compliance With Agreement........................................................................................  36
     9.3      Absence of Suit..................................................................................................  36
     9.4      Leases...........................................................................................................  36
     9.5      TKC Guaranty.  Purchaser, TKC and Seller shall have agreed upon the form of the TKC Guaranty in the form of Exhibit 12.3(a)-2 attached hereto........................................  36
ARTICLE 10    EFFECT OF DELIVERABLES...........................................................................................  36
     10.1     Integration......................................................................................................  36

ARTICLE 11    INDEMNIFICATION..................................................................................................  36
     11.1     By Seller and the Shareholders...................................................................................  36
     11.2     By Purchaser.....................................................................................................  37
     11.3     Indemnification of Third-Party Claims............................................................................  37
     11.4     Payment..........................................................................................................  38
     11.5     Limitations on Indemnification...................................................................................  38
     11.6     No Waiver........................................................................................................  39

ARTICLE 12    CLOSING..........................................................................................................  39
     12.1     Closing..........................................................................................................  39
     12.2     Documents to be Delivered by Seller..............................................................................  39
     12.3     Cash and Documents to be Delivered by Purchaser..................................................................  40

ARTICLE 13    TERMINATION......................................................................................................  41
     13.1     Termination......................................................................................................  41
     13.2     Effect of Termination............................................................................................  41

ARTICLE 14    MISCELLANEOUS....................................................................................................  42
     14.1     Further Assurance................................................................................................  42
     14.2     Parties in Interest..............................................................................................  42
     14.3     Law Governing Agreement; Venue; Arbitration......................................................................  42
     14.4     Notice...........................................................................................................  42
     14.5     Amendment and Modification.......................................................................................  43
     14.6     Disclosures and Announcements....................................................................................  43
     14.7     Expenses.........................................................................................................  44
     14.8     Entire Agreement.................................................................................................  44
     14.9     Counterparts.....................................................................................................  44
     14.10    Headings.........................................................................................................  44
     14.11    Further Documents................................................................................................  44
     14.12    Severability.....................................................................................................  44
     14.13    No Third Party Beneficiaries.....................................................................................  45
     14.14    Cumulative Effect of Representations.............................................................................  45
     14.15    Risk of Loss.....................................................................................................  45
     14.16    Private Offering.................................................................................................  45
     14.17    Form 8-K and Securities Law Filings..............................................................................  45
     14.19    Legend...........................................................................................................  45

                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          This ASSET PURCHASE AGREEMENT ("Agreement") dated as of January 31,
                                          ---------
2001, by and among HEA ACQUISITION, INC., a California corporation ("Purchaser")
                                                                     ---------
and a wholly owned subsidiary of THE KEITH COMPANIES, INC., a California corporation ("TKC"), TKC and HOOK & ASSOCIATES ENGINEERING, INC. an Arizona
              ---
corporation ("Seller"), and the shareholders identified on the signature page
              ------
below (collectively, the "Shareholders").
                          ------------

          Seller is in the business of providing engineering, surveying, mapping and consulting services (the "Business") from its facilities located at 3221 N.
                               --------
24/th/ Street, Phoenix, Arizona 85016, 14406 E. Evans Avenue, Aurora, Colorado 80014, and 5801 Osage Avenue, Cheyenne, Wyoming 82009 (collectively, the "Facilities").
 ----------

          Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Business and substantially all the assets of Seller upon the terms and subject to the conditions set forth herein. Shareholders own a significant equity interest in Seller. Accordingly, Seller, Shareholders, TKC and Purchaser hereby agree as follows:

                                   ARTICLE 1
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

          1.1  Assets to be Transferred. Except as hereinafter provided, on the
               ------------------------
Closing Date (as hereinafter defined), Seller will sell, transfer and deliver to Purchaser, and Purchaser will purchase and accept from Seller, all the Seller's right, title and interest in and to the properties, assets and rights of every kind and description whatsoever, whether personal, tangible, intangible or mixed, whether accrued, contingent or otherwise useful for or otherwise used in connection with the Business (other than the Excluded Assets (as defined below)), including all assets and rights that may have been acquired by Seller for use in the Business between the date hereof and the Closing Date, and including those assets useful for or otherwise used by the Business that are owned or in the possession of some person other than Seller (collectively, the "Purchased Assets"). The Purchased Assets include, without limitation, all of
 ----------------
those items in the following categories useful in the Business, but shall not include the Excluded Assets:

               (a) all equity interests and investments relating solely to those in subsidiary companies, inventories, accounts and notes receivable, costs in excess of billings, deferred charges (excluding prepaid income taxes, if any), deposits, advance payments and prepaid items, including without limitation, those listed on Exhibit 1.1(a)
                                                               --------------
          attached hereto;

               (b) all tangible property, real and personal, equipment and leasehold improvements owned or leased by Seller, which are used or intended for use in connection with the Business, including that listed on Exhibit 1.1(b) attached hereto;
                    --------------

               (c) all contracts, including purchase orders and sales contracts, and all backlog and work in progress, leases and agreements listed on Exhibit 1.1(c) attached hereto;
                    --------------

               (d) all licenses, easements, rights of entry and similar rights of Seller, including those listed on Exhibit 1.1(d) attached hereto;
                                               --------------

               (e) all patents, trademarks, trade names, inventions, copyrights, trade secrets and other proprietary rights and items of intellectual property of Seller relating to the Business or operations and all pending applications therefor, including those listed Exhibit
                                                                        -------
          1.1(e) attached hereto;
          ------

               (f) all United States, state and foreign trademark rights, trademark registrations and applications, trade names, service marks and brand names, including all claims for infringement, and all registrations therefor and all goodwill associated with the foregoing accruing from the dates of first use thereof, of Seller; all United States and foreign copyrights, copyright registrations and copyright applications, including all claims for infringement, and all other rights associated with the foregoing and the underlying works of authorship, of Seller; all United States and foreign patents and patent applications, including all claims for infringement and all international proprietary rights associated therewith, of Seller; all contracts or agreements granting Seller any right, title, license or privilege under the intellectual property rights or any third party; all inventions, mask work and mark work registrations, know-how and related show-how discoveries, improvements, blueprints, specifications, drawings, designs, trade secrets, shop and royalty rights, processes, employee covenants and agreements respecting intellectual property and noncompetition and all other types of intellectual property of Seller; all rights and interest of Seller in the names "Hook," "Hook Associates," "Hook & Associates Engineering," "Hook Engineering" and such other names as used in connection with the Business, and any names and logos associated with any such names;

               (g) all known and unknown, liquidated or unliquidated, contingent or fixed, claims, rights or causes of action which Seller has or may have against any third party and all such rights which Seller has or may have in or to any asset or property other than such claims, rights or causes of action to the extent that they arise out of or directly relate to any asset not purchased by, or any liability, obligation or claim specifically not assumed by Purchaser pursuant to this Agreement;

               (h) all governmental and business permits, licenses, authorizations and manufacturing association certifications owned or held by Seller, including those set forth in Exhibit 1.1(h) attached
                                                       --------------
          hereto; and

               (i) Originals or copies of all books and records (other than personnel records and other than those referred to in Section 1.2(b))
                                                                --------------
          and all files, including without limitation, documents, papers, agreements, drawings, designs, plans, methods, engineering and manufacturing specifications, formulas, procedures, computer programs and customer lists which are useful in the Business, but excluding those related exclusively to the Excluded Assets.

          1.2  Excluded Assets.  The following shall be retained by Seller and
               ---------------
excluded from the Purchased Assets (the "Excluded Assets"):
                                         ---------------

               (a)  Consideration and Cash. The consideration delivered by
                    ----------------------
          Purchaser to Seller pursuant to this Agreement and all cash, cash deposits, bank balances, certificates of deposit and U.S. Government and marketable securities (except any securities representing ownership of Seller's subsidiaries);

               (b)  Corporate Franchise. Seller's franchise to be a corporation
                    -------------------
          (except its continued use of the names described in Section 1.1(f)
                                                              --------------
          above), its articles of incorporation, corporate seal, stock books, minutes books and other corporate records having exclusively to do with the corporate organization and capitalization of Seller;

               (c)  Tax Matters. All claims or rights of Seller to receive funds
                    -----------
          or credits with respect to federal, state, local and foreign franchise taxes and taxes based on income for the current or prior years which were or were not treated as assets on the balance sheet included in the Recent GAAP Financial Statements and any prepaid taxes and/or deferred income tax assets;

               (d)  Agreement. Rights and/or claims of Seller arising out of
                    ---------
          this Agreement and any other agreement with Purchaser;

               (e)  Other Rights. All contracts, leases, prepaid insurance and
                    ------------
          agreements listed on Exhibit 1.2(e) attached hereto; and
                               --------------

               (f)  Vehicles. All vehicles, aircraft and watercraft used
                    --------
          substantially for personal use by any of Seller's employees or any Shareholder.

               (g)  Legal Action. All rights and recovery concerning that
                    ------------
          certain sublease by and between Seller and NRT Colorado, Inc, a Colorado corporation, as sublessor, dated October 15, 1999, concerning the premises located at 7730 East Belleview Avenue, Building A, Suite A-100, Englewood, Colorado 80111.

                                   ARTICLE 2
                                  LIABILITIES
                                  -----------

          2.1  Excluded Liabilities. Except as set forth in Section 2.2,
               --------------------                         -----------
Purchaser does not assume, agree to perform or discharge or otherwise have any liability or obligation with respect to any liability, debt, contract or obligation of Seller or any liability, debt, contract or obligation which is or was directly or indirectly associated with or related to the Business, the Purchased Assets or otherwise. Seller shall remain solely responsible for satisfying, discharging or performing all of its liabilities, debts, contracts and obligations on a timely basis in accordance with their respective terms (the liabilities, debts, contracts and obligations of Seller other than those described in Section 2.2 are hereinafter referred to as the "Excluded
             -----------                                     --------
Liabilities").  Without limitation, the Excluded Liabilities include liabilities
-----------
and obligations of Seller, described as follows:

               (a) Any liabilities, debts, contracts or obligations the existence of which constitutes a breach of its representations, warranties or covenants contained in this Agreement;

               (b) Personal injury, property damage or workers' compensation claims, and labor disputes or labor-related claims of any description whatsoever including, but not limited to claims based upon allegations of discrimination or sexual harassment;

               (c) Liability or obligations for claims made for injury to person or damage to property, whether made in product liability, tort, breach of warranty or otherwise, arising out of or in any way relating to or resulting from any services provided by it prior to the Closing Date;

               (d) Any taxes (including without limitation current and deferred income, franchise, sales, use, real property, personal property, stamp, lease, excise, transfer, fuel, occupation, unemployment, withholding, payroll and social security), charges, levies or other assessments (including any interest or penalties with respect thereto) imposed by any federal, foreign, state or local authority whatsoever ("Taxes"), except to the extent provided in Section 2.2(a) and (b);
            -----                                     ----------------------

               (e) Liabilities or obligations to its employees, former employees, former directors, or former shareholders (i) arising out of or with respect to the discharge or termination of any employee or former employee prior to or by reason of the transactions contemplated hereby; (ii) arising under any collective bargaining or other labor or union agreements or contracts; (iii) accrued vacation and sick leave/credit and other benefits under Employee Benefit Plans (as defined in Section 4.16); (iv) under any consulting contracts,
                     -------------
          employment contracts or other contracts for personal services; (v) for salaries, wages or other compensation payable with respect to services rendered prior to the Closing; or (vi) for benefits or the continuation of benefits of any kind whatsoever in any capacity whatsoever;

               (f) Any sales, use, income or franchise taxes applicable to, imposed upon or arising out of the transfer of the Purchased Assets to Purchaser contemplated by this Agreement;

               (g) Liability arising out of any violation of any applicable United States, foreign, state, county, local or other governmental laws, decrees, ordinances or regulations, including without limitation any Environmental Laws (as defined in Section 4.11) and any such laws
                                                ------------
          concerning political contributions;

               (h) Liability, whether fixed or contingent, known or unknown, relating to (i) the generation, storage, disposal or release of any pollutants, contaminants, chemicals or industrial, toxic or hazardous substance or material or petroleum or petroleum-based substance or material, whether or not from operations through the Closing Date, and whether or not such release or disposal was to the atmosphere, was to water or occurred on land and whether or not such generation, storage, disposal or release was on or off its owned or leased property; (ii) the migration of any such generated, storage, disposed of or released pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or materials or wastes or any petroleum or petroleum-based substances or materials which were generated, storage, disposed of or released prior to the Closing

          Date, whether such migration is through air, water, groundwater or soil; and (iii) any federal, state or local common law nuisance condition on its owned or leased property;

               (i) Liability or obligation with respect to any pending suits, actions, claims or proceedings, whether or not described in the Disclosure Schedule;

               (j) Liability to a third party under the third party's intellectual property or other proprietary rights, including without limitation claims arising out of the use of software in violation of applicable licenses (or the absence of any such license that may be required for the use of such software), the manufacture, use or sale of goods or apparatus, the performance of services, or the copying, modifying, distributing, performing or displaying of any work or mask work, except pursuant to Section 2.2(b);
                                   --------------

               (k) Liabilities or obligations for any breach or failure to perform any of its covenants, obligations and agreements contained in, or made pursuant to, (i) this Agreement or (ii) where such contract is not assumed hereunder, any breach of such contract at any time, or
          (iii) where the breach has occurred on or prior to the Closing Date, any other contract, whether or not assumed hereunder;

               (l) Liabilities and obligations under any guarantee of any other person's payment or performance obligations to any person or under any indemnity or similar agreement;

               (m) Liabilities and obligations for the payment of retroactive rate or premium adjustments, loss sharing arrangements or other actual or contingent liability under insurance policies, funds or indemnity pools of which Seller is the owner, insured or beneficiary, or covering any of the property of Seller and any premium obligations with respect to any insurance policies of Seller;

               (n)  Except as provided in Section 2.2(b) below, liabilities or
                                          --------------
          indebtedness to banks or other lenders; and

               (o) Liabilities concerning (i) the acquisition of Seller from John Hook in 1996, previous and subsequent agreements related thereto,
          (ii) any other liabilities concerning any other previous acquisitions by Seller of assets or equity, unless specifically identified on
          Schedule 2.1(o) attached hereto, and (iii) that certain sublease by
          ---------------
          and between Seller and NRT Colorado, Inc, a Colorado corporation, as sublessor, dated October 15, 1999, concerning the premises located at 7730 East Belleview Avenue, Building A, Suite A-100, Englewood, Colorado 80111.

          2.2  Assumed Liabilities. At the Closing, and without limiting
               -------------------
Purchaser's right to indemnity under Article 11, Purchaser shall assume only the
                                     -----------
following specific liabilities and obligations of Seller to the extent they are unpaid, undelivered or unperformed on the Closing Date (collectively, the "Assumed Liabilities"):
 -------------------

               (a) The following liabilities of Seller of the nature reflected or reserved against on the Recent GAAP Financial Statements (as defined in Section 4.4), but not in excess of (i) the amount of such
                     -----------
          liabilities set forth on the Recent GAAP Financial

          Statements, (ii) as reduced by liabilities paid or discharged after the date of the Recent Balance Sheet (as defined in Section 4.4), and
                                                              -----------
          (iii) as increased by liabilities incurred after the date of the Recent Balance Sheet in the ordinary course of business and in compliance with the representations, warranties and covenants contained in this Agreement: (A) trade accounts payable; and (B) accrued expenses, real estate taxes, personal property taxes, sales (except sales or use taxes concerning the sale of the Purchased Assets to the Purchaser) and excise taxes, and other appropriate expenses. Up to Ten Thousand Dollars ($10,000) of prepayment fees concerning Seller's termination of its 401(k) annuity as reserved against on the Closing Balance Sheet (as defined in Section 3.4(a)).
                                               ---------------

               (b) Seller's obligations to perform after the Closing under the following contracts, contractual rights, purchase orders, sales orders, leases and promissory notes payable ("Contracts"): (i) every
                                                        ---------
          Contract of Seller specifically disclosed or specifically described in
          Exhibit 1.1(c) or the Disclosure Schedule pursuant to Section 4.14(a)-
          --------------                                        ----------------
          (e) and (h); (ii) every Contract entered into by Seller after the date
          -----------
          hereof with the prior written consent of Purchaser specifically naming such Contract; and (iii) every other Contract to which Seller is a party that (A) was entered into in the ordinary course of business,
          (B) is specifically excepted from disclosure in the Disclosure Schedule by this Agreement because its dollar amount and duration do not meet stated thresholds for disclosure, and (C) does not violate any other representation or warranty herein. Contracts described in subsections (i), (ii) and (iii) above are hereinafter collectively described as the "Assumed Contracts."
                            -----------------

          2.3  No Assignment Causing Breach. The consummation of the
               ----------------------------
transactions contemplated by this Agreement shall not constitute an assignment of any lease, contract, agreement or license or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof without the consent of any party thereto (other than Seller or the Shareholders) would constitute a breach thereof or in any way adversely affect the rights to be assigned. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Seller, as the case may be, thereunder, so that Purchaser would not in fact receive all such rights, Seller and Purchaser will cooperate with each other to provide for Purchaser the benefits of, and (so long as Purchaser receives such benefits) to permit Purchaser to assume all liabilities under, any such claim, contract, license, lease, commitment, sales order or purchase order, including enforcement at the request of Purchaser, and for the benefit of Purchaser, of any and all rights of Seller, against a third party thereto arising out of the breach or cancellation thereof by such third party or otherwise; and, any transfer or assignment to Purchaser by Seller, of any property or property rights or any lease, license, contract or agreement which shall require the consent or approval of any third party shall be subject to such consent or approval being obtained.

                                  ARTICLE 3
                                PURCHASE PRICE
                                --------------

          3.1  Purchase Price.  The aggregate purchase price for the Purchased
               --------------
Assets of Seller (the "Purchase Price") shall be the sum of the following:
                       --------------

               (a) One Million Five Hundred Thirty Thousand Dollars ($1,530,000) (the "Seller Cash Amount"),
                             -------------------

               (b) One Million Two Hundred Thousand Dollars ($1,200,000) Stock Payment contingent up on the circumstances and subject to the adjustments provided in Section 3.2 hereof,
                                  -----------

               (c) a Subordinated Promissory Note in the original principal amount of One Million Three Hundred Thousand Dollars ($1,300,000), the payment of which is contingent upon, and subject to adjustment, as provided in Section 3.3 below (the "Purchase Note"), and
                      -----------             -------------

               (d)  the assumption of the Assumed Liabilities of Seller.

          In addition to the Purchase Price adjustments set forth in this Agreement, the Purchase Price shall be adjusted by (i) the Book Value Adjustment (defined below) as described in Section 3.4 below, (ii) the
                                                     -----------
          purchase price adjustment payment described in Section 3.5, and (iii)
                                                         -----------
          the Cash Balance Adjustment described in Section 3.8.
                                                   -----------

          3.2  Stock Payment; Adjusted Payment. As specified below, TKC shall
               -------------------------------
transfer to Seller that number of shares (rounded to the nearest whole share) of TKC's unregistered common stock (the "Stock Payment") equal to $1,200,000. The
                                      -------------
Stock Payment shall be paid in two installments: one of $500,000 of TKC Common Stock ("Installment A") and the other of $700,000 of TKC Common Stock
        -------------
("Installment B").  Should the Stock Payment amount be subject to modification
  --------------
due to (i) uncollected Closing Receivables in accordance with Section 4.6,
                                                              ------------
and/or (ii) uncollected "Costs In Excess of Billings" in accordance with Section
                                                                         -------
4.6 (collectively, (i) and (ii), a "Reduction") such Reduction shall be
---                                 ---------
allocated to Installment B ("Adjusted Installment B").  The number of shares of
                             ----------------------
TKC Common Stock issued pursuant to Installment A shall be equal to the amount of Installment A divided by the average closing ask price of TKC's Common Stock on the NASDAQ National Market during the 10 consecutive trading days ending on the 5/th/ trading day after the Closing Date. Within fifteen (15) business days after the Closing Date, TKC shall issue a letter to its transfer agent instructing them to issue the appropriate number of shares to shareholders pursuant to Installment A. For the purposes of issuing shares of TKC Common Stock pursuant to Installment B, the number of shares of TKC Common Stock shall be equal to the amount of Installment B or, if applicable, Adjusted Installment B, divided by the average closing ask price of TKC's Common Stock on the NASDAQ National Market during the 10 consecutive trading days ending on and including March 8, 2002 ("Average Installment B Price"). Within ten (10) business days of
                ---------------------------
the date TKC's Form 10-K for the year ending December 31, 2001 is due to be filed with the United States Securities & Exchange Commission, TKC shall issue a letter to its transfer agent instructing them to issue the appropriate number of shares to shareholders pursuant to Installment B or, if applicable, Adjusted Installment B. The TKC Common Stock issued pursuant to Installment B will have a $10 per share value. If, the Average Installment B Price is less than $10 per share, TKC shall issue to Seller such number of shares of TKC Common Stock such that the aggregate value of all shares of TKC Common Stock issued to Seller pursuant to Installment B is equal to Installment B or, if applicable, Adjusted Installment B, and if the TKC Common Stock has a value of greater than $10 per share, TKC shall issue to Seller such number of shares of TKC Common Stock such that the aggregate value of all shares of TKC Common Stock issued to Seller pursuant to Installment B is equal to Installment B or, if applicable, Adjusted Installment B.

          3.3  Promissory Note; Adjusted Payment.  The Purchase Note shall be
               ---------------------------------
guaranteed by TKC under the terms of the TKC Guarantee attached hereto as
Exhibit 12.3(a)-2. The Purchase Note shall bear interest at the rate of eight
-----------------
percent (8%) per annum, simple interest commencing as of January 1, 2001, payable quarterly on April 1, July 1, October 1, and January 1, and shall be subject to adjustment as provided below. All accrued but unpaid interest and all principal (as adjusted hereby) shall be paid within 10 business days of the date TKC's Form 10-K for the year ended December 31, 2002 is due to be filed with the United States Securities and Exchange Commission. The principal amount of the Purchase Note may be increased or decreased because of the Book Value Adjustment in accordance with Section 3.4. In addition, (i) if, as a result of
                              -----------
all the Reductions to Installment B as set forth in Section 3.2, such Reductions
                                                    -----------
exceed the amount of Installment B or Adjusted Installment B, as the case may be, any such excess shall cause a reduction in the principal balance of the Purchase Note, and (ii) the Purchase Note may be further adjusted by the written agreement of the parties hereto and making reference to this Section 3.3. If
                                                             -----------
the principal amount of the Purchase Note is decreased, the interest otherwise payable on the Purchase Note shall be reduced as though such principal amount were reduced as of January 1, 2001 and all interest paid in excess of what would have otherwise been required shall reduce the amount of principal payable at the maturity of the Purchase Note. If the principal amount of the Purchase Note is increased, the interest otherwise payable on the Purchase Note shall be increased as though such principal amount were increased as of January 1, 2001. The Purchase Note shall also be subject to a right of set off equal to any amount owing by Seller or Shareholders on the one hand, to either Purchaser or TKC on the other, as a result of this Agreement and the transactions contemplated hereby, including without limitation, amounts under Section 11.
                                                                 ----------
If, as a result of all of the negative adjustments to the principal amount of the Purchase Note set forth in this Section 3.3, such negative adjustments
                                    -----------
exceed the principal amount of the Purchase Note, Purchaser shall be entitled to recover from Seller and/or Shareholders the amount of the Purchase Price paid by Purchaser or set off against such other amounts which may be owing to the Seller and/or Shareholders under this Agreement.

          3.4  Book Value Adjustment. The Purchase Price shall be adjusted by
               ---------------------
adding or subtracting the "Book Value Adjustment" (defined below). The "Book
                           ---------------------                        ----
Value Adjustment" shall mean an adjustment reducing or increasing the Purchase
----------------
Price in an amount equal to $1.00 multiplied by Section 3.4(a) minus Section
                                                --------------       -------
3.4(b) below:
------

               (a) on the one hand, the amount obtained by taking (x) the total Purchased Assets of the Seller, excluding intangible assets minus (y) the total assumed liabilities of the Seller on the balance sheet of the Seller dated December 31, 2000 (the "Closing Balance Sheet"), all
                                                   ---------------------
          as calculated in accordance with GAAP (as defined below), particularly
                                           ----
          with regard to revenue recognition; and

               (b)  on the other hand, $2,000,000.

               (c)  If the calculation of the value of Section 3.4(a) minus
                                                       --------------
          Section 3.4(b) as described above results in a negative amount, the
          --------------
          Book Value Adjustment shall cause a
          reduction in the principal amount of the Purchase Note (as described in Section 3.3). If the difference is a positive amount, the Book
             -----------
          Value Adjustment shall cause an increase in the principal amount of the Purchase Note up to a maximum of $200,000 as the maximum additional Purchase Price paid by Purchaser, regardless of the amount of such positive difference in excess of $200,000, provided, however,
          (i) accounts receivable, and (ii) costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings, adjustments beyond those to the December 31, 2000 financial statements shall not be subject to such $200,000 limitation. In the event that Purchaser and Shareholders are unable to agree upon the Closing Balance Sheet within 30 days of receipt of the Closing Balance Sheet, then Purchaser's independent accounting firm shall select a firm of regionally recognized certified public accountants to resolve any disputed items on the Closing Balance Sheet which resolution shall be conclusive upon all parties. Said firm shall be required to apply "GAAP" as defined below. Purchaser and Shareholders shall each pay one
           ----
          half of the expense of such firm of regionally recognized certified public accountants. The calculation of the Book Value Adjustment and delivery of the Closing Balance Sheet shall be completed by Purchaser within one hundred eighty (180) days after the Closing Date. In addition to the Book Value Adjustment, the Purchase Price shall be subject to a right of set-off to the Purchase Note by Purchaser as described in Section 3.3 and 11. For purposes of this Agreement,
                       ------------------
          "GAAP" shall mean United States Generally Accepted Accounting
           ----
          Principles

          3.5  Purchase Price Adjustment. Purchaser shall pay to Seller an
               -------------------------
amount equal to the difference between an estimate of the net proceeds after income tax to the Seller and the Shareholders resulting from the transactions contemplated hereby and an estimate of the net proceeds after income tax to the Sellers and the Shareholders if Purchaser had instead purchased all of the outstanding common stock of Seller. Such difference shall be calculated without regard to any income tax liability attributable to Internal Revenue Code Section 1374 (built in gains), and shall otherwise be calculated pursuant to the formula attached as Exhibit 3.5, which formula shall be applied (i) regardless of the
            -----------
actual income tax liability of Seller and the Shareholders as a result of the transactions contemplated hereby, (ii) without giving effect to any of the adjustments, if any, to the Purchase Price as provided for in this Agreement, and (iii) based solely upon the Closing Balance Sheet. This Purchase Price Adjustment shall be payable by Purchaser pursuant to Section 3.6(c).
                                                     --------------

          3.6  Payment of Purchase Price. Purchaser will pay Seller the Purchase
               -------------------------
Price as follows:

               (a) At the Closing, Purchaser shall deliver to Seller such documents and instruments as are reasonably required to evidence the assumption of the Assumed Liabilities of Seller;

               (b) At the closing, Purchaser shall deliver the Seller Cash Amount to Seller by certified or bank cashier's check payable to Seller, or, at Purchaser's option, a wire transfer of immediately available funds to an account designated by Seller not less than 48 hours prior to Closing.

               (c) Within ten business days of the date upon which the Closing Balance Sheet is final, Purchaser shall deliver to Seller the amount specified in Section 3.5 by certified or bank cashier's check payable
                       -----------
          to Seller, or, at Purchaser's option, a wire transfer of immediately available funds to an account designated by Seller not less than 48 hours prior to the time for payment thereof;

               (d)  At the Closing, the Purchase Note; and

               (e)  At the time indicated in Section 3.2, the Stock Payment.
                                             -----------

               (f)  The Cash Balance Adjustment as specified in Section 3.8
                                                                -----------
          shall be paid by certified or bank cashier's check within ten (10) business days of the date upon which the cash balance per the Seller's general ledger is finalized.

          3.7  Allocation of Purchase Price. The Purchase Price and Assumed
               ----------------------------
Liabilities shall be allocated:

               (a) To the Purchased Assets at the amount at which such assets are recorded on the Closing Balance Sheet; and

               (b) To goodwill, the remainder of the Purchase Price and Assumed Liabilities.

          Seller will follow and use such allocation in all income, sales, registration and other tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service ("IRS") under the provisions of Section 1060 of the Internal Revenue
          ---
Code of 1986, as amended (the "Code"), or any regulations thereunder, Seller and
                               ----
Purchaser shall disclose such reports to the other prior to filing with the IRS.

          3.8  Cash Balance Adjustment.  The Purchase Price shall be adjusted by
               -----------------------
adding or subtracting the "Cash Balance Adjustment" (defined below). The "Cash Balance Adjustment" shall mean an adjustment reducing or increasing the Purchase Price in an amount equal to $1.00 multiplied by Section 3.8(a) minus
                                                         --------------
Section 3.8(b) below:
--------------

               (a) on the one hand, the cash balance per the Closing Balance Sheet.

               (b) on the other hand, the cash balance per the Seller's general ledger on the Closing Date.

               (c)  If the calculation of the value of Section 3.8(a) minus
                                                       --------------
          Section 3.8(b) as described above results in a positive amount, the
          --------------
          Cash Balance Adjustment shall cause an increase in the Purchase Price. If the difference is a negative amount, the Cash Balance Adjustment shall cause an decrease in the Purchase Price. For purposes of this calculation, the increase or decrease in cash must be solely related to the normal operating results of the business and as an example, not related to any personal uses by Shareholders. This Purchase Price Adjustment shall be payable by Purchaser pursuant to Section 3.6(f).
                                                               --------------

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                         OF SELLER AND THE SHAREHOLDERS
                         ------------------------------

     Seller and the Shareholders, jointly and severally, make the following representations and warranties to Purchaser and TKC, each of which is true and correct on the date hereof and shall be unaffected by any investigation heretofore or hereafter made by Purchaser or any knowledge of Purchaser other than as set forth in the Disclosure Schedule referred to below. The representations and warranties of Seller and Shareholders are subject to, and qualified by, any fact or facts disclosed in the relevant section of the attached Disclosure Schedule prepared and executed by Seller and Shareholders and delivered to Purchaser on the date of this Agreement (the "Disclosure
                                                               ----------
Schedule"), provided that each representation and warranty is subject to and
--------
qualified by only such matters as are (i) set forth in that section of the Disclosure Schedule that corresponds to the representation and warranty or (ii) otherwise set forth in the Disclosure Schedule in a manner such that their relationship to any representation or warranty is readily apparent. An item contained in the Disclosure Schedule, or any part thereof, shall be specifically referenced to the section or sections of this Article to which such item relates. The Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement. References herein to any "Schedule" shall mean that portion of the Disclosure Schedule to
               --------
which such reference relates, and are not intended to be independent of the Disclosure Schedule.

     4.1  Corporate.
          ---------

          (a)  Organization.  Seller is a corporation duly organized, validly
               ------------
     existing and in good standing under the laws of the State of Arizona.

          (b)  Corporate Power.  Seller has all requisite corporate power and
               ---------------
     authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted.

          (c)  Qualification.  Seller is duly licensed or qualified to do
               -------------
     business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary. The states in which Seller is licensed or qualified to do business are listed in Schedule 4.1(c).
                            ---------------

          (d)  Subsidiaries.  Seller does not own any interest in any
               ------------
     corporation, partnership or other entity.

          (e)  Corporate Documents, etc.  The copies of the Articles of
               ------------------------
     Incorporation and Bylaws of the Seller, including any amendments thereto, which have been delivered by Shareholders to Purchaser are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of the Seller which have been furnished to Purchaser for inspection are true, correct and complete and accurately reflect all material corporate action taken by the Seller. The directors and officers of the Seller are listed in Schedule 4.1(e).
                                                        ---------------

          (f)  Capitalization of the Seller.  The authorized capital stock of
               ----------------------------
     the Seller consists entirely of 300,000 shares of common stock, without par value. No shares of such capital stock are issued or outstanding except for shares of common stock of the Seller which are owned of record and beneficially by Shareholders in the respective numbers set forth on
     Schedule 4.1(f). All such shares of capital stock of the Seller are validly
     ---------------
     issued, fully paid and nonassessable.  Except as set forth on Schedule
                                                                   --------
     4.1(f), there are no (a) securities convertible into or exchangeable for
     ------
     any of the Seller's capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Seller or securities which are convertible into or exchangeable for capital stock or other securities of the Seller, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Seller, any such convertible or exchangeable securities or any such options, warrants or other rights.

     4.2  Authorization; Validity.
          -----------------------

          (a) The execution and delivery of this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller and the Shareholders pursuant hereto (the "Ancillary Instruments")
                                                       ---------------------
     and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Seller, and by every shareholder of Seller. No other or further corporate act or proceeding on the part of Seller is necessary to authorize this Agreement or the Ancillary Instruments to be executed and delivered by Seller or the Shareholders pursuant hereto or the consummation of the transactions contemplated hereby and thereby.

          (b) Each of Seller and all of the Shareholders has full power, legal right and authority to enter into, execute and deliver this Agreement and the Ancillary Instruments contemplated hereby and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Seller and all of the Shareholders and is, and when executed and delivered each of the Ancillary Instruments to be executed and delivered by any or all of them pursuant hereto will be, the legal, valid and binding obligation of each of them enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the enforcement of creditors rights and to the availability of equitable remedies.

     4.3  No Violation.  Except as set forth on Schedule 4.3, neither the
          ------------                          ------------
execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by Seller and Shareholders of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body (including, without limitation, under any "plant-closing" or similar law), or (c) subject to obtaining the consents referred to in Schedule 4.3, will violate or conflict with, or constitute a
               ------------
default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 4.12) upon any of the assets of Seller
   ------------
under any term or provision of the Articles of Incorporation or Bylaws of Seller or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller or any Shareholder is a party or by which Seller or any Shareholder or any of its or their assets or properties may be bound or affected.

     4.4  Financial Statements.  Included as Schedule 4.4 are true and complete
          --------------------               ------------
copies of (i) the financial statements of Seller identified on Schedule 4.4,
                                                               ------------
(ii) a balance sheet of Seller as of October 31, 2000 ("Recent Balance Sheet"),
                                                        --------------------
and the related statements of income for the ten (10) months then ended (including the notes and schedules contained therein or annexed thereto, if applicable) (the "Recent GAAP Financial Statements"). The Closing financial
                  --------------------------------
statements of Seller shall consist of a Closing Balance Sheet and related statements of income for the year then ended (including the notes contained therein or annexed thereto, if applicable) (collectively, the "GAAP Financial
                                                               --------------
Statements").  The Recent GAAP Financial Statements have been prepared (or
----------
restated) in conformity with GAAP (except for notes and schedules that might ordinarily be required by GAAP and as may be further agreed to by the written agreement of the parties hereto making specific reference to this Section 4.4).
                                                                  -----------
Except as set forth on Schedule 4.4, the Recent GAAP Financial Statements have
                       ------------
been and the GAAP Financial Statements will be prepared in accordance with the books and records of Seller, and fairly present, the assets, liabilities and financial position, the results of operations and cash flows of the Seller in accordance with GAAP as of the date indicated and for the periods indicated.
All of such financial statements (including all notes and schedules contained therein or annexed thereto, if applicable) are true, complete and accurate. The Recent GAAP Financial Statements and the GAAP Financial Statements shall be prepared on an accrual basis and shall incorporate SOP 81-1 (Accounting for Performance of Construction Type and Certain Production - Type Contracts) and all other appropriate accounting pronouncements and standards (all such GAAP Financial Statements shall have been or will be produced at Seller's expense).

     4.5  Tax Matters.  Seller does not have liability, fixed or contingent, for
          -----------
any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation, withholding and payroll taxes), other than for taxes not yet due and payable, which could result in a lien on the Purchased Assets or the Business after conveyance thereof to Purchaser or in any other form of transferee liability to Purchaser.

     4.6  Accounts Receivable and Costs in Excess of Billings.  Except as
          ---------------------------------------------------
disclosed in Schedule 4.6-1, all accounts receivable of Seller reflected on the
             --------------
Recent Balance Sheet ("Closing Receivables"), represent arm's length sales
                       -------------------
actually made in the ordinary course of business; are collectible (net of the reserve shown on the Recent Balance Sheet for doubtful accounts ("Closing
                                                                  -------
Reserve")) in the ordinary course of business without the necessity of
-------
commencing legal proceedings; are subject to no counterclaim or set-off; and are not in dispute. Schedule 4.6-1 contains an aged schedule of accounts receivable
                 --------------
included in the Recent Balance Sheet. The entire amount shown on the Recent Balance Sheet as "Costs in Excess of Billings" as set forth on Schedule 4.6-2
                                                               --------------
represents costs incurred by the Seller which is, or will become billable, and when billed, will be collectible in the ordinary course of business without the necessity of commencing legal proceedings; is subject to no counterclaim or set-off; and is not in dispute. The Closing Receivables and Costs in Excess of Billings (as set forth on the Recent Balance Sheet) shall be updated and set forth on the Closing Balance Sheet, and the representations and warranties of this Section 4.6 shall apply to the Closing Receivables and Costs in Excess of
     -----------

Billings as set forth on the Closing Balance Sheet. The Purchase Price shall be reduced by ninety percent (90%) of the amount of any Costs in Excess of Billings on the Closing Balance Sheet which remain uncollected as of the first anniversary of the Closing. The amount of Closing Receivables as reflected on the Closing Balance Sheet which exceed the Closing Reserve as reflected on the Closing Balance Sheet, as of the first anniversary of the Closing Date, shall be conclusively deemed to be uncollectible and shall provide Purchaser a right of set-off in such amount against the Purchase Price. The amount of Closing Reserve as reflected on the Closing Balance Sheet which exceeds the Closing Receivables ("Excess Receivables Reserve") as reflected on the Closing Balance
              --------------------------
Sheet as of the first anniversary of the Closing Date, shall be paid to the Seller in cash within thirty (30) days after the first anniversary of the Closing Date. The Excess Receivables Reserve amount shall bear interest at the rate of eight percent (8%) per annum, simple interest, commencing as of January 1, 2001.

     4.7  Work-in-Process.  Except as disclosed in Schedule 4.7 or as set forth
          ---------------                          ------------
in this Section 4.7, (i) all work-in-process and contracts underway ("Work-In-
        -----------                                                   -------
Process") constitute work being performed pursuant to fully executed written
-------
contracts or sales orders taken in the ordinary course of business, from regular customers of Seller with no recent history of credit problems with respect to Seller; (ii) neither Seller, nor to Seller's knowledge, any such customer, is in material breach of the terms of any obligation to the other, and no valid grounds exist for any set-off of amounts billable to such customers on the completion of orders to which Work-In-Process relates; (iii) all Work-In-Process is of a quality ordinarily produced in accordance with the requirements of the orders to which such Work-In-Process is identified, and will require no rework with respect to services performed prior to Closing; (iv) all Work-In-Process is being conducted pursuant to fully executed written contracts, orders and change orders issued within the terms of the relationship pursuant to which such Work-In-Process is being conducted; and (v) all Work-In-Process set forth on Schedule
                                                                        --------
4.7 (which as of the date hereof reflects Work-In-Process as of the date of the
---
Recent GAAP Financials and shall be updated to include the schedules supporting the Closing Balance Sheet) could be completed in compliance with the contracts to which each such Work-In-Process relates if managed consistently with the past practices of the Seller (and in compliance with industry standards and good practices) without adversely effecting, in the aggregate when complete, the profitability of the Seller. With respect to any oral agreements identified on
Schedule 4.7 ("Oral Agreements"):  (i) all Work-In-Process pursuant to such Oral
------------   ---------------
Agreements constitute work being performed pursuant thereto or oral sales orders taken in the ordinary course of business, from regular customers of Seller with no recent history of credit problems with respect to Seller; (ii) neither Seller, nor to Seller's knowledge, any such customer, is in material breach of the terms of any obligation to the other, and no valid grounds exist for any set-off of amounts billable to such customers on the completion of orders to which Work-In-Process relates; (iii) all Work-In-Process is of a quality ordinarily produced in accordance with the requirements of the orders to which such Work-In-Process is identified, and will require no rework with respect to services performed prior to Closing; (iv) all Work-In-Process is being conducted fully in accordance with and pursuant to such Oral Agreements, oral or written orders and oral or written change orders issued within the terms of the relationship pursuant to which such Work-In-Process is being conducted; and (v) all Work-In-Process pursuant to Oral Agreements set forth on Schedule 4.7 (which
                                                             ------------
as of the date hereof reflects Work-In-Process as of the date of the Recent GAAP Financials and shall be updated to include the schedules supporting the Closing Balance Sheet) could be completed in compliance with the Oral Agreements to which each such Work-In-Process relates if managed consistently with the past practices of the Seller (and in compliance with industry standards and good practices) without adversely effecting, in the aggregate when complete, the profitability of the Seller.

     4.8  Absence of Certain Changes.  Except as and to the extent set forth in
          --------------------------
Schedule 4.8, since the date of the Recent GAAP Financial Statements there has
------------
not been:

          (a)  No Adverse Change.  Any adverse change in the financial
               -----------------
     condition, assets, liabilities, business, prospects or operations of Seller;

          (b)  No Damage.  Any loss, damage or destruction, whether covered by
               ---------
     insurance or not, affecting Seller's business or properties;

          (c)  No Increase in Compensation.  Any increase in the compensation,
               ---------------------------
     salaries or wages payable or to become payable to any employee or agent of Seller (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

          (d)  No Labor Disputes or Loss of Key Employees.  Any labor dispute,
               ------------------------------------------
     disturbance or organizing activity, other than routine individual grievances which are not material to the business, financial condition or results of operations of Seller or any loss of any employee deemed "key" or "material" to the operation of the Seller;

          (e)  No Commitments.  Any commitment or transaction by Seller
               --------------
     (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

          (f)  No Dividends.  Any declaration, setting aside, or payment of any
               ------------
     dividend or any other distribution in respect of Seller's capital stock; any redemption, purchase or other acquisition by Seller of any capital stock of Seller, or any security relating thereto; or any other payment to any shareholder of Seller as such a shareholder;

          (g)  No Disposition of Property.  Any sale, lease or other transfer or
               --------------------------
     disposition of any properties or assets of Seller, except for the sale of inventory items in the ordinary course of business;

          (h)  No Indebtedness.  Any indebtedness for borrowed money incurred,
               ---------------
     assumed or guaranteed by Seller;

          (i)  No Liens.  Any mortgage, pledge, Lien or encumbrance made on any
               --------
     of the properties or assets of Seller;

          (j)  No Amendment of Contracts.  Any entering into, amendment or
               -------------------------
     termination by Seller of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

          (k)  Loans and Advances.  Any loan or advance (other than advances to
               ------------------
     employees in the ordinary course of business for travel and entertainment in accordance with past practice) to or from any person including, but not limited to, any Affiliate (for purposes of this Agreement, the term "Affiliate" shall
                                                              ---------
     mean and include all Shareholders, directors and officers of Seller; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the NASDAQ National Market);

          (l)  Credit.  Any grant of credit to any customer or distributor on
               ------
     terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of Seller's policies or practices with respect to the granting of credit; or

          (m)  No Unusual Events.  Any other event or condition not in the
               -----------------
     ordinary course of business of Seller.

     4.9  Absence of Undisclosed Liabilities.  Except as and to the extent
          ----------------------------------
specifically disclosed in the Recent GAAP Financial Statements or in Schedule
                                                                     --------
4.9, the Shareholders have no actual knowledge that the Seller has any
---
liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise), other than commercial liabilities and obligations incurred since the date of the Recent GAAP Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of Seller. Except as and to the extent described in the Recent GAAP Financial Statements or in
Schedule 4.9, neither Seller nor any Shareholder has actual knowledge of any
------------
basis for the assertion against Seller of any liability or of any circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of Seller's business and consistent with past practice.

     4.10 No Litigation.  Except as set forth in Schedule 4.10 there is no
          -------------                          -------------
action, suit, arbitration proceeding, investigation or inquiry pending or threatened against Seller, its directors (in such capacity), the Business or any of its assets, nor does Seller or any Shareholder know, or have grounds to know, of any basis for any such proceedings, investigations or inquiries. Schedule
                                                                     --------
4.10 also identifies all such actions, suits, proceedings, investigations and
----
inquiries to which company or any of its directors have been parties within the last three (3) years. Except as set forth in Schedule 4.10, neither Seller nor
                                              -------------
its business or assets is subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     4.11 Compliance With Laws.
          --------------------

          (a)  Compliance.  Except as set forth in Schedule 4.11(a), the
               ----------                          ----------------
     Shareholders have no actual knowledge that the Seller (including each and all of its operations, practices, properties and assets) is not in compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), including
                                                               ----
     without limitation, those applicable to discrimination in employment, sexual
     harassment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes into the environment ("Environmental Laws"). Except as set forth in Schedule
                       ------------------                           --------
     4.11(a), Seller has not received notice of any violation or alleged
     -------
     violation of, and is subject to no liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing violation of, any Laws. The Shareholders have no knowledge of any reports and returns (i) required to be filed by Seller with any governmental authority not having been filed, and (ii) being other than accurate and complete when filed.

           (b)  Licenses and Permits.  Seller has all licenses, permits,
                --------------------
     approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of the business (as presently conducted and as proposed to be conducted) and operation of the Facilities. All such licenses, permits, approvals, authorizations and consents are described in Schedule 4.11(b), are in full
                                                  ----------------
     force and effect, and will not be affected or made subject to loss, limitation or any obligation to reapply as a result of the transactions contemplated hereby. Except as set forth in Schedule 4.11(b), Seller
                                                  ----------------
     (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

     4.12  Title to and Condition of Properties.
           ------------------------------------

           (a) Marketable Title.  Seller has good and marketable title to all of
               ----------------
     the assets, business and properties necessary or useful in conducting the Business, including, without limitation, the Purchased Assets, all such properties (tangible and intangible) reflected in the Recent GAAP Financial Statements and all assets which are fully depreciated or used under license, including but not limited to, software, databases, reference materials and other intellectual property, in all cases free and clear of all mortgages, liens, (statutory or otherwise) security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in
                                       -----
     Schedule 4.12(a).  None of the assets, business or properties necessary or
     ----------------
     useful in conducting the Business are subject to any restrictions with respect to the transferability thereof; and the Seller's title thereto will not be affected in any way by the transactions contemplated hereby.

           (b) Condition.  All property and assets owned or utilized by Seller
               ---------
     in conducting the Business are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Seller), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of Seller as conducted during the preceding twelve (12) months.

           (c)  Real Property.  Schedule 4.12(c) sets forth all real property
                -------------   ----------------
     owned, used or occupied by Seller (the "Real Property"), including a
                                             -------------
     description of all land, and all encumbrances, easements or rights of way of record (or, if not of record, of which Seller has notice or knowledge) granted on or appurtenant to or otherwise affecting such Real Property, the zoning classification thereof, and all plants, buildings or other structures located thereon. Schedule 4.12(c) also sets forth, with respect
                                 ----------------
     to each parcel of Real Property which is leased, the material terms of such lease. All buildings, plants and other structures owned or otherwise utilized by Seller are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems. There are now in full force and effect duly issued certificates of occupancy permitting the Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. Shareholders have no actual knowledge of any fact or condition exists which would prohibit or adversely affect the ordinary rights of use by the Seller of the Real Property. Neither Seller nor any Shareholder has notice or knowledge of any (i) planned or proposed increase in assessed valuations of any Real Property, (ii) governmental agency or court order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat, (iii) condition or defect which could give rise to an order of the sort referred to in "(ii)" above, (iv) underground storage tanks, or any structural, mechanical, or other defects of material significance affecting any Real Property or the systems or improvements thereat (including, but not limited to, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Real Property), or (v) work that has been done or labor or materials that has or have been furnished to any Real Property during the period of six (6) months immediately preceding the date of this Agreement for which liens could be filed against any of the Real Property.

           (d) No Condemnation or Expropriation.  Neither the whole nor any
               --------------------------------
     portion of the property or any other assets of Seller is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the best of Seller's and Shareholders' knowledge has any such condemnation, expropriation or taking been proposed.

     4.13  Insurance.  Set forth in Schedule 4.13 is a complete and accurate
           ---------                -------------
list and description of all policies of fire, liability, errors and omissions, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of Seller, true and correct copies of which have heretofore been delivered to Purchaser. Schedule 4.13 includes,
                                                       -------------
without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration and the date through which premiums have been paid with respect to each such policy, and any claims made within the last five (5) years. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of Seller, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. Schedule 4.13
                                                              -------------
indicates each policy as to which (a) the coverage limit has been reached or (b) the total incurred losses to date equal 50% or more of the coverage limit. No notice of cancellation or termination has been received with respect to any such policy, and neither Seller nor any Shareholder has knowledge of any act or omission of Seller which could result in cancellation of any such policy prior to its scheduled expiration date. Seller has not been refused any insurance with respect to any aspect of the operations of the Business nor has its coverage been limited by any insurance carrier (other than the initial policy limit) to which it has applied for insurance or with which it has carried insurance during the last three (3) years. Seller has duly and timely made all claims it has been entitled to make under each policy of insurance. At all times during the last three (3) years; (a) all errors and omissions policies maintained by or for the benefit of Seller have been "claims made" policies and not "occurrence" policies and (b) all general liability policies maintained by or for the benefit of Seller have been "occurrence" policies and not "claims made" policies. There is no claim by Seller pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither Seller nor any of the Shareholders knows of any basis for denial of any claim under any such policy. Seller has not received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such policy. Such policies are sufficient in all material respects for compliance by Seller with all requirements of law and with the requirements of all material contracts to which Seller is a party.

     4.14  Contracts and Commitments.
           -------------------------

           (a) Real Property Leases.  Except as set forth in Schedule 4.12(c),
               --------------------                          ----------------
     Seller has no leases of real property.

           (b) Personal Property Leases.  Except as set forth in Schedule
               ------------------------                          --------
     4.14(b), Seller has no leases of personal property.
     -------

           (c) Purchase Commitments.  Seller has no purchase commitments for
               --------------------
     inventory items or supplies that, together with amounts on hand, constitute in excess of two (2) months normal usage. Seller has no purchase commitments for any personal property.

           (d) Sales Commitments.  Except as set forth on Schedule 4.14(d),
               -----------------                          ----------------
     Seller has no sales contracts or commitments to customers or distributors which aggregate in excess of $25,000 to any one customer or distributor (or group of affiliated customers or distributors). Seller has no sales contracts or commitments except those made in the ordinary course of business, at arm's length, and no such contracts or commitments are for a sales price which would reduce Seller's profit margin.

          (e)  Contracts With Affiliates and Certain Others.  Seller has no
               --------------------------------------------
     agreement, understanding, contract or commitment (written or oral) with any Affiliate or any employee, agent, consultant, distributor, dealer or franchisee that is not cancelable by

     Seller on notice of not longer than thirty (30) days without liability, penalty or premium of any nature or kind whatsoever.

           (f) Powers of Attorney.  Except as set forth on Schedule 4.14(f), the
               ------------------                          ----------------
     Seller has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

          (g)  Collective Bargaining Agreements.  Except as provided in Schedule
               --------------------------------                         --------
     4.14(g), Seller is not a party to or in negotiations concerning any
     -------
     collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

           (h) Loan Agreements.  Except as set forth in Schedule 4.14(h),
               ---------------                          ----------------
     Seller is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

           (i) Guarantees.  Except as disclosed on Schedule 4.14(i), Seller has
               ----------                          ----------------
     not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

           (j) Contracts Subject to Renegotiation.  Seller is not a party to any
               ----------------------------------
     contract with any governmental body which is subject to renegotiation.

           (k) Burdensome or Restrictive Agreements.  Seller is not a party to
               ------------------------------------
     nor is it bound by any agreement, deed, lease or other instrument which is so burdensome as to materially affect or impair the operation of the Business. Without limiting the generality of the foregoing, Seller is not a party to nor is it bound by any agreement requiring Seller to assign any interest in any trade secret or proprietary information, or prohibiting or restricting Seller from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

           (l) Other Material Contracts.  Seller has no lease, contract or
               ------------------------
     commitment of any nature involving consideration or other expenditure in excess of $5,000 for the life of the contract, or involving performance over a period of more than twelve (12) months, or which is otherwise individually material to the Business, except as explicitly described in
     Schedule 4.14(1) or in any other Schedule or Exhibit.
     ----------------

           (m) No Default.  Seller is not in default under any lease, contract
               ----------
     or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Seller's obligations or result in the creation of any Lien on any of the assets owned, used or occupied by Seller. No third party is in default under any lease, contract or commitment to which Seller is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

     4.15  Labor Matters.  Except as set forth in Schedule 4.15, within the last
           -------------                          -------------
five (5) years Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business. Except to the extent set forth in Schedule 4.15, (a) Seller is in
                                            -------------
compliance with all applicable laws respecting employment and employment practices, sexual harassment, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Seller pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Seller nor any secondary boycott with respect to products of Seller; (d) no question concerning representation has been raised or is threatened respecting the employees of Seller; (e) no grievance which might have a material adverse effect on Seller, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefor exists; and (f) there are no administrative charges or court complaints against Seller concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity commission or any state or federal court or agency.

     4.16  Employee Benefit Plans.
           ----------------------

           (a) Disclosure.  Schedule 4.16(a) sets forth all pension, thrift,
               ----------   ----------------
     savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or
                        -----
     binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons ("Seller Employees") employed by Seller. The items described in
               ----------------
     the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee
         -------------------------                                --------
     Plan/Agreement." True and correct copies of all the Employee
     --------------
     Plans/Agreements, including all amendments thereto, have heretofore been provided to Purchaser. Each of the Employee Plans/Agreements is identified on Schedule 4.16(a), to the extent applicable, as one or more of the
        ----------------
     following: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), a "defined benefit plan" (as defined in Section 414 of the
     Code), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and/or as a plan intended to be qualified under Section 401 of the Code. No Employee Plan/Agreement is a "multiemployer plan" (as defined in
     Section 4001 of ERISA), and Seller has never contributed nor been obligated to contribute to any such multiemployer plan.

           (b) Terminations, Proceedings, Penalties, etc. With respect to each
               -----------------------------------------
     employee benefit plan (including, without limitation, the Employee Plans/Agreements) that is subject to the provisions of Title IV of ERISA and with respect to which the Seller or any of its assets may, directly or indirectly, be subject to any liability, contingent or otherwise, or the imposition of any lien (whether by reason of the complete or partial termination of any such plan, the funded status of any such plan, any "complete withdrawal" (as defined in Section 4203 of ERISA) or "partial withdrawal" (as defined in Section 4205 of ERISA) by any person from any such plan, or otherwise):

               (i) no such plan has been terminated so as to subject, directly or indirectly, any assets of Seller to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

               (ii) no proceeding has been initiated or threatened by any person (including the Pension Benefit Guaranty Corporation ("PBGC")
                                                                        ----
           to terminate any such plan;

               (iii) no condition or event currently exists or currently is expected to occur that could subject, directly or indirectly, any assets of Seller to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person or otherwise on account of the termination of any such plan;

               (iv) if any such plan were to be terminated as of or prior to the Closing Date, no assets of Seller would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

               (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan;

               (vi)  no such plan which is subject to Section 302 of ERISA or
           Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived; and

               (vii) no such plan is a multiemployer plan or a plan described in
           Section 4064 of ERISA.

           (c) Prohibited Transactions, etc.  There have been no "prohibited
               ----------------------------
     transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which the Seller or any of its assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Employee Plan/Agreement, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which Seller has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

           (d) Full Funding.  The funds available under each Employee
               ------------
     Plan/Agreement which is intended to be a funded plan exceed the amounts required to be paid, or which would be required to be paid if such Employee Plan/Agreement were terminated, on account of rights vested or accrued as of the Closing Date (using the actuarial methods and assumptions then used by Seller's actuaries in connection with the funding of such Employee Plan/Agreement).

           (e) Controlled Group; Affiliated Service Group; Leased Employees.
               ------------------------------------------------------------
     Seller is not and never has been a member of a controlled group of corporations as defined in Section 414(b) of the Code or in common control with any unincorporated trade or business as determined under Section 414(c) of the Code. Seller is not and never has been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. There are not and never have been any leased employees within the meaning of Section 414(n) of the Code who perform services for Seller, and no individuals are expected to become leased employees with the passage of time.

           (f) Payments and Compliance.  With respect to each Employee
               -----------------------
     Plan/Agreement, (i) all payments due from Seller to date have been made and all amounts properly accrued to date as liabilities of Seller which have not been paid have been properly recorded on the books of Seller and are reflected in the Recent GAAP Financial Statements; (ii) Seller has complied with, and each such Employee Plan/Agreement conforms in form and operation to, all applicable laws and regulations, including but not limited to ERISA and the Code, in all respects and all reports and information relating to such Employee Plan/Agreement required to be filed with any governmental entity have been timely filed; (iii) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; (iv) each such Employee Plan/Agreement which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption; (v) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to such Employee Plan/Agreement or against the assets of such Employee Plan/Agreement; and (vi) no Employee Plan/Agreement is a plan which is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

           (g) Post-Retirement Benefits.  No Employee Plan/Agreement provides
               ------------------------
     benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former Seller employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or retirement benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books of Seller (including the Recent GAAP Financial Statements), (iv) disability benefits under any Employee Plan/ Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay.

           (h) No Triggering of Obligations. The consummation of the
               ----------------------------
     transactions contemplated by this Agreement will not (i) entitle any current or former employee of Seller to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting (except for the contemplated termination of Seller's 401(k) plan), or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

           (i) Delivery of Documents.  There has been delivered to Purchaser,
               ---------------------
     with respect to each Employee Plan/Agreement:

               (i) a copy of the annual report, if required under ERISA, with respect to each such Employee Plan/Agreement for the last two (2) years;

               (ii) a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Employee Plan/Agreement, all material employee communications relating to such Employee Plan/Agreement, and, unless the Employee Plan/Agreement is embodied entirely in an insurance policy to which Seller is a party, a true and complete copy of such Employee Plan/Agreement;

               (iii) if the Employee Plan/Agreement is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof; and

               (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Employee Plan/Agreement that is intended to be a "qualified plan" under Section 401 of the Code.

     With respect to each Employee Plan/Agreement for which an annual report has been filed and delivered to Purchaser pursuant to clause (i) of this
     Section 4.16(i), no material adverse change has occurred with respect to
     ---------------
     the matters covered by the latest such annual report since the date thereof.

           (j) Future Commitments.  Seller has no announced plan or legally
               ------------------
     binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plan/Agreement.

           (k) No Assumption of Liability.  Seller acknowledges that Purchaser
               --------------------------
     assumes no liability or responsibility, fiduciary or otherwise, with respect to any of Seller's Employee Plans/Agreements and that Seller will remain as the plan sponsor, plan administrator and named fiduciary of all such Employee Plans/Agreements with full responsibility with respect to the maintenance, investment and administration of such Employee Plans/Agreements following the effective date of this Agreement.

     4.17  Employment Compensation.  Schedule 4.17 contains a true and correct
           -----------------------   -------------
list of all employees to whom Seller is paying compensation and the compensation paid thereto during the twelve month period ending as of the date of the Recent GAAP Financial Statements, including bonuses and incentives (such as auto allowance, company supplied automobiles, life insurance, and other benefits), and listing the current annual rate of compensation for each employee.

     4.18  Trade Rights.  Schedule 4.18 lists all Trade Rights (as defined
           ------------   -------------
below) in which Seller now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Seller, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered on Schedule 4.18 have been properly registered, all
                              -------------
pending registrations and applications have been properly made and filed and all maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the Business, as such is currently being conducted or proposed to be conducted, Seller does not require any Trade Rights that it does not already have. Seller is not infringing and has not infringed any Trade Rights of another in the operation of the business of Seller, nor is any other person infringing the Trade Rights of Seller. Seller has not granted any license or made any assignment of any Trade Right listed on Schedule 4.18,
                                                                -------------
nor does Seller pay any royalties or other consideration for the right to use any Trade Rights of others. There are no inquiries, investigations or claims or litigation challenging or threatening to challenge Seller's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Seller. All Trade Rights of Seller are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Seller. The consummation of the transactions contemplated hereby will not alter or impair any Trade Rights owned or used by Seller. As used herein, the term "Trade Rights" shall mean and
                                             ------------
include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

     4.19  Major Customers and Suppliers.
           -----------------------------

           (a) Major Customers.  Schedule 4.19(a) contains a list of the 10
               ---------------   ----------------
     largest customers of Seller for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Neither Seller nor any Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, (i) that the Seller's relationship with any of the customers listed on Schedule
                                                                        --------
     4.19(a) is other than that which is likely to give rise to a positive
     -------
     recommendation by such customer of the Seller to others, or (ii) that to the extent any Customer listed on Schedule 4.19(a) would have recurring
                                       ----------------
     projects, that such Customer would be other than likely to retain the Seller to perform such project.

           (b) Major Suppliers.  Schedule 4.19(b) contains a list of the ten
               ---------------   ----------------
     (10) largest suppliers of services and goods (including major subcontractors) to Seller for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year. Neither Seller nor any Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the suppliers listed on Schedule 4.19(b) will not continue to be
                                    ----------------
     suppliers to the business of Seller after the Closing and will not continue to supply the business with substantially the same quantity and quality of goods at competitive prices. There are no agreements between the Seller and any subcontractor or supplier requiring Seller to use the services or goods of such subcontractor or supplier with respect to any further Seller business.

     4.20  Warranty and Product Liability.  Schedule 4.20 contains a true,
           ------------------------------   -------------
correct and complete copy of Seller's standard warranty or warranties and, except as stated therein, there are no warranties, commitments or obligations with respect to the Seller's services. Schedule 4.20 sets forth the estimated
                                       -------------
aggregate annual cost to Seller of performing warranty obligations for customers for each of the five (5) preceding fiscal years and the current fiscal year to the date of the Recent GAAP Financial Statements. Schedule 4.20 contains a
                                                  -------------
description of all product liability claims and/or errors and omission claims and similar claims, actions, litigation and other proceedings relating to services rendered, which are presently pending or which to Seller's or any Shareholder's knowledge are threatened, or which have been asserted or commenced against Seller within the last five (5) years, in which a party thereto either requests injunctive relief or alleges damages (whether or not covered by insurance).

     4.21  Bank Accounts.  Schedule 4.21 sets forth the names and locations of
           -------------   -------------
all banks, trust companies, savings and loan associations and other financial institutions at which the company maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefore, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     4.22  Affiliates, Relationships to Seller.
           -----------------------------------

           (a) Contracts With Affiliates.  All leases, contracts, agreements or
               -------------------------
     other arrangements between Seller and any Affiliate are described on
     Schedule 4.22(a).
     ----------------

           (b) No Adverse Interests.  No Affiliate has any direct or indirect
               --------------------
     interest in (i) any entity which does business with Seller or is competitive with Seller's business, or (ii) any property, asset or right which is used by Seller in the conduct of its business.

           (c) Obligations.  All obligations of any Affiliate to Seller, and all
               -----------
     obligations of Seller to any Affiliate, are listed on Schedule 4.22(c).
                                                           ----------------

     4.23  No Brokers or Finders.  Except as set forth in Schedule 4.23, neither
           ---------------------                          -------------
Seller nor any of its directors, officers, employees, Shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     4.24  Disclosure.  No representation or warranty by the Shareholders in
           ----------
this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Seller or any of the Shareholders pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

     4.25  Investment Representation.  The representations and warranties
           -------------------------
contained in the Investment Representation Certificate (the "Investor
                                                             --------
Certificate"), in the form attached hereto as Exhibit 4.25, are true and correct
-----------                                   ------------
and shall be true and correct on the Closing Date.

                                   ARTICLE 5
                                   ---------
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser and TKC jointly and severally make the following representations and warranties to Seller and the Shareholders, each of which is true and correct on the date hereof and shall be unaffected by any investigation heretofore or hereafter made by Seller or the Shareholders or any notice to any of them.

     5.1   Corporate.  Purchaser is a corporation duly organized, validly
           ---------
existing and in good standing under the laws of the State of California. Purchaser has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Purchaser and to carry out the transactions contemplated hereby and thereby.

     5.2   Authority.  The execution and delivery of this Agreement and the
           ---------
other documents and instruments to be executed and delivered by Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Purchaser. No other corporate act or proceeding on the part of Purchaser or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Purchaser pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Purchaser pursuant hereto will constitute, valid and binding agreements of Purchaser, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the enforcement of creditors' rights, and to the availability of equitable remedies.

     5.3   Consents, Approvals and Authorizations.  No consent, approval or
           --------------------------------------
authorization of, or filing or registration with, any governmental authority or other person is required by Purchaser in connection with Purchaser's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.

     5.4   No Brokers or Finders.  Neither Purchaser nor any of its directors,
           ---------------------
officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     5.5   No Violation.  Except as set forth on Schedule 5.5, neither the
           ------------                          ------------
execution and delivery of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby (a) will cause Purchaser to violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require Purchaser to obtain any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, or
(c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 4.12) upon any of the
                                                  ------------
assets of Purchaser under any term or provision of the Articles of Incorporation or Bylaws of Purchaser or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Purchaser is a party or by which Purchaser or any of its assets or properties may be bound or affected.

                                   ARTICLE 6
                                   ---------

                   COVENANTS OF SELLER AND THE SHAREHOLDERS
                   ----------------------------------------

     Seller and all of the Shareholders covenant and agree as follows:

     6.1   Access to Information and Records.  During the period prior to the
           ---------------------------------
Closing, Seller shall give Purchaser, its counsel, accountants and other representatives access during normal business hours to all of the properties, books, records, contracts and documents of Seller and available work papers of Seller's independent accountants ("Seller's Accountants") and representatives of
                                   --------------------
Seller's Accountants, which access is necessary to review the Recent GAAP Financial Statements and the GAAP Financial Statements, and Seller shall furnish or cause to be furnished to Purchaser and its representatives all information with respect to the business and affairs of Seller as Purchaser may request. During the period prior to the Closing, Seller shall give Purchaser, its counsel, accountants and other representatives access to employees, agents and representatives for the purposes of such meetings and communications as Purchaser reasonably desires, and with the prior consent of Seller in each instance (which consent shall not be unreasonably withheld), access to customers and suppliers of Seller. Following the Closing, Seller shall (i) maintain the books, records, contracts and documents of Seller, as the case may be, among the Excluded Assets for not less than five years (and longer if required by law) and
(ii) give Purchaser, its counsel, accountants and other representatives access during normal business hours to all such books, records, contracts and documents of Seller among the Excluded Assets as Purchaser shall reasonably request. The Seller, at its own expense, shall cause its books and records to conform to GAAP for the engineering/construction industry prior to the review by Purchaser as described in this Section 6.1.
                  -----------

     6.2   Conduct of Business Pending the Closing.  From the date hereof until
           ---------------------------------------
the Closing, except as otherwise approved in writing by Purchaser (which approval shall not be unreasonably or arbitrarily withheld or delayed), Seller will each comply with the following:

           (a) No Changes.  Seller will carry on its business diligently and in
               ----------
     the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

           (b) Maintain Organization.  Seller will take such action as may be
               ---------------------
     necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of the Seller and will use its best efforts to preserve the business organization of the Seller intact, to keep available to Purchaser the present officers and employees of the Seller, and to preserve for Purchaser its present relationships with suppliers and customers and others having business relationships with the Seller.

          (c)  No Breach.  The Seller will not do or omit any act, or permit any
               ---------
     omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller or any of the Shareholders.

          (d)  No Material Contracts.  Without the prior written consent of
               ---------------------
     Purchaser, no contract or commitment will be entered into, and no purchase of supplies, equipment and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of Seller, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the Seller (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Schedule had they been in existence on the date of this Agreement.

          (e)  Material Transactions.  Except as otherwise expressly provided in
               ---------------------
     this Agreement, the Seller will not:

               (i) Enter into any employment or consulting contract or arrangement with any person which is not terminable at will, without penalty or continuing obligation;

               (ii) Sell, transfer, lease or otherwise dispose of any asset, except in the ordinary course of business and consistent with past practice;

               (iii) Incur, create, or assume any mortgage, pledge, lien, restriction, encumbrance, tenancy, license, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any of its assets or other property;

               (iv) Fail to pay all taxes, assessments, governmental charges or levies imposed upon it or its income, profits or assets or otherwise required to be paid by it, or fail to pay when due any liability or charge, except for taxes the Seller is protesting in good faith if the Seller promptly gives notice to Purchaser of any such protest;

               (v) Increase or otherwise change the compensation payable or to become payable to any officer, employee or agent, except normal merit increases made in the ordinary course of business and consistent with past practice;

               (vi) Make or authorize the making of any capital expenditure other than capital expenditures in the ordinary course of business and not exceeding $5,000 individually or $25,000 in the aggregate;

               (vii) Incur any debt or other obligation for money borrowed except open account trade payables incurred in the ordinary course of business;

               (viii) Incur any other obligation or liability, absolute or contingent, except in the ordinary course of business and consistent with past practice;

               (ix)   Waive or permit the loss of any substantial right; or

               (x) Deliver any cash or property to any of (A) the Shareholders, (B) any other shareholders of Seller or (C) any Affiliate of the Seller or of any such other person, whether as compensation for goods or services or payments under existing commitments or obligations (other than payments of wages and other compensation in amounts not greater than that of the Recent GAAP Financial Statement to the Shareholders), or incur any obligation to do so, except that, if applicable, Seller may make any lease payments it is obligated to make under the lease pursuant to which it occupies the Facilities.

          (f)  No Corporate Changes.  The Seller shall not amend its articles of
               --------------------
     incorporation or bylaws or make any changes in authorized or issued capital stock.

          (g)  Maintenance of Insurance.  The Seller shall maintain all of the
               ------------------------
     insurance in effect as of the date hereof and shall procure such additional insurance as shall be reasonably requested by Purchaser at Purchaser's expense.

          (h)  Maintenance of Property.  The Seller shall use, operate, maintain
               -----------------------
     and repair all property used in its business in a normal business manner.

          (i)  Interim Financials.  The Seller will provide Purchaser with
               ------------------
     interim monthly financial statements in accordance with GAAP and other management reports on a timely basis.

     6.3   No Negotiations.  From the date hereof until the Closing, neither
           ---------------
Seller nor either of the Shareholders will directly or indirectly (through a representative, Affiliate or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of Seller or the assets or the Business or any part thereof of Seller (an "acquisition proposal"), and Seller shall immediately advise Purchaser in
---------------------
writing of the receipt of any acquisition proposal.

     6.4   Consents.
           --------

           (a) Prior to Closing, Seller will take all steps necessary to obtain, and will obtain, all consents necessary for the consummation of the transactions contemplated hereby. Seller shall have delivered to Purchaser on or prior to the Closing Date, consents from landlords under each lease of Real Property to the transactions contemplated by this Agreement. Purchaser shall have obtained all approvals, consents and waivers from its banks and other third parties from whom such consents, approvals or waivers are required.

          (b) Seller will use its best efforts prior to Closing to obtain all other consents necessary for the consummation of the transactions contemplated hereby including without limitation under government contracts, and contracts expressly assumed pursuant to Section 2.2(b).
                                                            --------------

          (c) All such consents shall be in writing and executed counterparts thereof shall be delivered to Purchaser promptly after Seller's receipt thereof but in no event later than immediately prior to the Closing.

     6.5  Other Action. Seller and the Shareholders shall use their best efforts
          ------------
to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of Seller and the Shareholders.

     6.6  Disclosure Schedule. Seller shall have a continuing obligation to
          -------------------
promptly notify Purchaser in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule; provided, however, that no such disclosure shall cure any breach of any representation or warranty which was inaccurate on the date of this Agreement, and that the acceptance of any one or more of such amendments by Purchaser shall not affect the condition to the obligation of Purchaser to consummate the transactions contemplated hereby contained in Section 9.1; any
                                                             -----------
and all adverse changes contained in any such amendments shall be considered in the determination of whether the condition under Section 9.1 has been satisfied.
                                                 -----------

     6.7  Confidentiality.
          ---------------

          (a)  Covenant. Without limiting the extent of any other provisions of
               --------
     this Agreement and except as may be necessary to prepare reports and returns to governmental agencies for financial record keeping purposes or for other proper business reasons, neither Seller nor any of the Shareholders shall subsequent to the Closing (i) retain copies of any customer lists, any information regarding customers which is not available to the public or any trade secrets or other books, records, contracts and documents of Seller among the Purchased Assets, except that Seller may retain the information included in this Agreement or in the Disclosure Schedule; or (ii) disclose any of the foregoing to any person. Subsequent to the Closing, Purchaser shall afford Seller reasonable access to, and allow Seller to make copies for a reasonable purpose of, the foregoing information for the purposes specified in the preceding sentence during normal business hours and upon reasonable notice to Purchaser.

          (b)  Employees. For a period of two years from the Closing Date,
               --------
     neither Seller, none of the Shareholders, nor any Affiliate of either shall offer employment to any employee of Seller on the Closing Date or subsequent thereto without the prior written consent of Purchaser, except that the foregoing restriction shall not apply to any such employee who is not hired, or is hired but subsequently terminated, by Purchaser following the Closing.

          (c) Equitable Relief for Violations. Seller agrees that the provisions
              -------------------------------
     and restrictions contained in this Section 6.7 are necessary to protect the
                                        -----------
     legitimate continuing
     interests of Purchaser in acquiring the Business through the purchase of the Purchased Assets, and that any violation or breach of these provisions will result in irreparable injury to Purchaser for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Purchaser for such violation or breach, Purchaser shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 6.7.
                                          -----------

          (d)  Permitted Disclosure. Notwithstanding the provisions of this
               --------------------
     Section 6.7, disclosure shall be permitted (i) where ordered by a court of
     -----------
     competent jurisdiction or by subpoena, (ii) if required to disclose to an employee of Seller in the course of performing work related to that which is customarily performed by Seller (provided that such employee enter into a written agreement assuring the confidentiality of such information), and
     (iii) where such information is already in the public domain other than through a breach by Seller or the Shareholders of this Agreement.

     6.8  Insurance.
          ---------

          (a) As soon as practicable after the date hereof and prior to the Closing, Seller and the Shareholders shall use their best efforts to cause the following to occur prior to the Closing with respect to all policies of fire, liability, product liability, workers compensation, health and other forms of insurance of which Seller is the owner, insured or beneficiary, or covering any of the Purchased Assets:

               (i) upon the reasonable request of Purchaser, cause each insurer under any such policy to consent to the transfer of such insurance to Purchaser at the Closing as contemplated by this Agreement;

               (ii) deliver to Purchaser evidence reasonably satisfactory to Purchaser that Purchaser will not be liable to any insurer under any policy that provides for or is subject to any retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the Closing for any such rate or premium adjustment, loss sharing arrangement or other actual or contingent liability; and

               (iii) at the reasonable request of Purchaser, cause Purchaser to be named as an additional insured under each of its occurrence-type policies of insurance insuring against general liability claims, claims for personal injury and property damage arising out of or resulting from any products sold by Seller prior to the Closing Date and workers compensation claims, to the extent an insurer does not allow the transfer to Purchaser of any such policies provided, however, that in the event the Closing does not occur through no fault of Seller, Purchaser shall assume the expense of Purchaser being named as an additional insured, until the date Purchaser requests to be removed from such policies.

          (b) Following the Closing, Seller will, to the extent that coverage under its insurance policies extends to include Purchaser in accordance with the foregoing, (i) take no action to eliminate or reduce such coverage, other than normal elimination or reduction of coverage as they occur by virtue of the filing of claims in the ordinary course under such insurance policies, (ii) pay when due any premiums under such policies for periods through the Closing, including retroactive premium adjustments, and (iii) use its best efforts to assist in filing and processing claims under, and otherwise cooperate with Purchaser to allow it, in its own name, or on behalf of Seller, as the case may be, to obtain all coverage benefits under such insurance policies, including without limitation the execution of assignments or powers of attorney for the benefit of Purchaser. Any proceeds of insurance paid by an insurer to Seller for claims of Purchaser made in accordance with this Section shall be promptly paid to Purchaser.

          (c) At the Closing, Seller shall deliver to Purchaser one or more certificates of insurance evidencing that the insurance retained or obtained by it pursuant to this Section 6.8 is in effect and providing for
                                     -----------
     notification to Purchaser at least ten (10) days prior to the effective date of any termination or cancellation of such insurance.

     6.9  Use of Seller's Names. Concurrently with the Closing, Seller shall
          ---------------------
change its corporate name to a new name bearing no resemblance to its present name so as to permit the use of its present name by Purchaser. Following the Closing, neither Seller, nor any Shareholder nor any Affiliate of either shall, without the prior written consent of Purchaser, make any use, in a commercial context, of the name "Hook," "Hook & Associates," "Hook & Associates Engineering," or "Hook Engineering" or any other name confusingly similar thereto, except as may be necessary for Seller to pay its liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude its business.

     6.10 Sales Tax.  Seller will not take any action that would or may
          ---------
reasonably be expected to jeopardize any exemption from sales tax that would otherwise be available to Purchaser, and Seller will take all actions to allow Purchaser to avail itself of such exemptions.

     6.11 Employee Matters.
          ----------------

          (a)  "Affected Employees" shall mean employees of Seller who are
                ------------------
     employed by Purchaser immediately after the Closing.

          (b)  Responsibilities.  Seller will satisfy, or cause its insurance
               ----------------
     carriers to satisfy, all claims for benefits, whether insured or otherwise (including, but not limited to, workers' compensation, life insurance, medical and disability programs), under the Employee Benefit Plans of Seller brought by, or in respect of, Affected Employees and other employees and former employees of Seller, which claims arise out of events occurring on or prior to the Closing Date, in accordance with the terms and conditions of such programs or the applicable workers' compensation statute without interruption as a result of the employment by Purchaser of any such employees after the Closing Date.

          (c)  Termination Benefits. If any action on the part of Seller prior
               --------------------
     to the Closing, or if the sale to Purchaser of the Business pursuant to this Agreement or the transactions contemplated hereby, shall result in any liability or claim of liability for severance payments or termination benefits, or any liability, forfeiture, fine or other obligation by virtue of any state, federal or local "plant-closing" or similar law, such liability or claim of liability shall be the sole responsibility of Seller and each of the Shareholders, and Seller and each of the Shareholders shall indemnify and hold harmless Purchaser for any losses resulting directly or indirectly from such liability or claim.

          (d)  No Third-Party Rights.  Nothing in this Agreement, express or
               ---------------------
     implied, is intended to confer upon any of Seller's employees, former employees, collective bargaining representatives, job applicants, any association or group of such persons or any Affected Employees any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment.

     6.12 Unemployment Compensation.  To the extent allowable under applicable
          -------------------------
law, Seller will, at the request of Purchaser, use its best efforts to assign to Purchaser unemployment compensation contribution rates and account balances of Seller.

     6.13 Expenses.  Except as otherwise expressly provided herein, Seller shall
          --------
bear Seller's expenses, the expenses of its counsel and other agents and any other out-of-pocket expenses in connection with the transactions contemplated hereby (including without limitation the costs to comply with Section 6.4),
                                                              -----------
and/or Seller shall ensure that such expenses are paid out of the cash consideration to be delivered to Seller at the Closing.

     6.14 Noncompetition Agreements.  At the Closing, each of the Shareholders
          -------------------------
and David Hook shall execute and deliver to Purchaser a Noncompetition Agreement in the form attached hereto as Exhibit 6.14.
                               ------------

                                   ARTICLE 7
                            COVENANTS OF PURCHASER
                            ----------------------

     7.1  Conditions.  Purchaser shall use its best efforts to cause the
          ----------
fulfillment at the earliest practicable date of all of the conditions to Purchaser's obligations to consummate the transactions contemplated by this Agreement that are within the control of Purchaser.

     7.2  Employees.  Immediately following the Closing, Purchaser shall offer
          ---------
employment, as of the Closing Date, to all of the then current employees of Seller identified on Schedule 4.17 on substantially the same terms and
                     -------------
conditions as immediately before the Closing; provided, however, that Purchaser assumes no obligation to continue such employment or the terms and conditions therefor for any particular time after the Closing Date.

     7.3  Reservation of Stock Options.  TKC shall reserve up to fifty thousand
          ----------------------------
(50,000) options to purchase TKC's Common Stock under TKC's existing stock option plans for grants, as determined by Shareholders, subject to TKC's approval, to employees of Seller (except Michael Hook) who are employed by Purchaser or who may be hired by Purchaser in the future.

                                   ARTICLE 8
                CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS
                -----------------------------------------------

     Each and every obligation of Purchaser to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

     8.1  Representations and Warranties True as of the Closing Date. Each of
          ----------------------------------------------------------
the representations and warranties made by Seller and the Shareholders in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement, shall be true and correct in all respects when made and shall be true and correct in all material respects (except that such qualification as to materiality shall not apply to any representation or warranty that expressly includes a qualification as to materiality) at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Purchaser.

     8.2  Compliance With Agreement.  Seller shall have performed and complied
          -------------------------
in all material respects with each of their respective agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in Section 12.2.
                       ------------

     8.3  Absence of Suit.  No demand, action, suit or proceeding have been
          ---------------
made, commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against Seller, the Shareholders, Purchaser or any of the Affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

     8.4  Consents and Approvals.  All approvals, consents and waivers
          ----------------------
(including without limitation novations relating to government contracts and the approval of Purchaser's and TKC's banking and financial institutions) that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Purchaser.

     8.5  Lease.  Purchaser and Seller shall have agreed upon a form of lease or
          -----
assignment of lease, as applicable, with respect to each of the Facilities.

     8.6  Insurance.  Seller shall have taken the actions contemplated by
          ---------
Section 6.8 to be taken prior to the Closing and the results of such actions
-----------
shall be reasonably satisfactory to Purchaser.

     8.7  Satisfactory Due Diligence and Disclosure.  Purchaser shall have been
          -----------------------------------------
provided with all reasonably requested due diligence materials and the schedules attached hereto and shall have completed, to its satisfaction, a "due diligence" review of the assets, liabilities, operations, financial condition, and proprietary rights of the Seller.

     8.8  Satisfactory Evidence of Authority to Execute.  Shareholders shall
          ---------------------------------------------
have provided such documents or instruments as are necessary, in the reasonable judgment of Purchaser's counsel, to establish the authority of the person or persons executing this Agreement on behalf of the Shareholders.

     8.9  Insurance.  Seller shall have purchased a policy of multi-year "run-
          ---------
off" insurance in form and content satisfactory to Purchaser, naming Purchaser and TKC as additional insured, a description of which is contained in a copy of the insurance binder attached hereto as Exhibit 8.10.
          ------------
                                   ARTICLE 9
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                      -----------------------------------
                        OF SELLER AND THE SHAREHOLDERS
                        ------------------------------

     Each and every obligation of Seller and the Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

     9.1   Representations and Warranties True on the Closing Date.  Each of the
           -------------------------------------------------------
representations and warranties made by Purchaser and TKC in this Agreement shall be true and correct in all respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

     9.2   Compliance With Agreement.  Purchaser shall have in all material
           -------------------------
respects performed and complied with each of Purchaser's agreements and obligations under this Agreement which are to be performed or complied with by Purchaser prior to or on the Closing Date, including the delivery of the closing documents specified in Section 12.3.
                       ------------

      9.3  Absence of Suit.  No demand, action, suit or proceeding have been
           ---------------
made, commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against Seller, the Shareholders Purchaser or any of the Affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

     9.4   Leases.  Purchaser and Seller shall have agreed upon a form of lease
           ------
or assignment of lease, as applicable, with respect to each of the Facilities.

     9.5   TKC Guaranty.  Purchaser, TKC and Seller shall have agreed upon the
           ------------
form of the TKC Guaranty in the form of Exhibit 12.3(a)-2 attached hereto.
                                        -----------------

                                  ARTICLE 10
                            EFFECT OF DELIVERABLES
                            ----------------------

     10.1  Integration.  All statements and information contained in any
           -----------
certificate, schedule, instrument or document delivered by or on behalf of the parties pursuant to this Agreement and the transactions contemplated hereby shall be deemed representations and warranties by the parties making such delivery.

                                  ARTICLE 11
                                INDEMNIFICATION
                                ---------------

     11.1  By Seller and the Shareholders.  Subject to the terms and
           ------------------------------
conditions of this Section 11, Seller and each Shareholder, jointly and
                   ----------
severally, hereby agrees to indemnify, defend and hold harmless Purchaser, TKC and each of their respective directors, officers, employees and controlled and controlling persons (hereinafter "Purchaser's
                                                               -----------
Affiliates") from and against all Claims asserted against, resulting to, imposed
----------
upon, or incurred by Purchaser, or Purchaser's Affiliates, directly or indirectly, by reason of, arising out of, resulting from or not otherwise disclosed as a result of (a) the inaccuracy or breach of any representation or warranty of Seller or any Shareholder contained in or made pursuant to this Agreement, or (b) the breach of any covenant of Seller or any Shareholder contained in this Agreement. As used in this Section 11, the term "Claim" shall
                                             ----------            -----
include (i) all debts, liabilities and obligations; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid. Purchaser may, at its sole and absolute discretion, elect to set-off the amount or value or any such Claim against any payments otherwise due to Seller or Shareholders hereunder, whether in cash, Stock Payment, Purchase Note or otherwise as described in Section 11.4
                                                                   ------------
provided, however, that should a court or arbitration (in accordance with the terms of this Agreement) make a final determination that Purchaser and/or TKC (as the case may be) has improperly set off the value of such Claim, then such amount improperly set-off may be recovered by Seller.

     11.2  By Purchaser. Subject to the terms and conditions of this Section 11,
           ------------                                              ----------
Purchaser hereby agrees to indemnify, defend and hold harmless Seller and each Shareholder from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement, or (b) the breach of any covenant of Purchaser contained in this Agreement, including any claim accruing after the Closing Date and for which the Seller or the Shareholders are not otherwise liable hereunder.

     11.3  Indemnification of Third-Party Claims.  The obligations and
           -------------------------------------
liabilities of any party to indemnify any other under this Section 11 with
                                                           ----------
respect to Claims relating to third parties shall be subject to the following terms and conditions:

           (a) Notice and Defense. The party or parties to be indemnified
               ------------------
     (whether one or more, the "Indemnified Party") will give the party from
                                -----------------
     whom indemnification is sought (the "Indemnifying Party") prompt written
                                          ------------------
     notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Section 11, except to the extent the Indemnifying Party is prejudiced
          ----------
     thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

           (b) Failure to Defend. If the Indemnifying Party, within a reasonable
               -----------------
     time after notice of any such Claim, fails to defend such Claim actively and in good faith, the

     Indemnified Party (upon further notice) has the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment therein.

           (c) Indemnified Party's Rights.  Anything in this Section 11.3 to the
               --------------------------                    ------------
     contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim.

     11.4  Payment.  The Indemnifying Party shall promptly pay the Indemnified
           -------
Party any amount due under this Section 11, which payment may be accomplished in
                                ----------
whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this Section 11 that is
                                                           ----------
disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set-off until the date of such payment at an annual rate equal to the annual rate set forth in the Purchase Note. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

     11.5  Limitations on Indemnification.  Except for any willful or knowing
           ------------------------------
breach or misrepresentation, as to which claims may be brought without limitation as to time or amount:

           (a) Time Limitation. Except as provided below, no claim or action
               ---------------
     shall be brought under this Section 11 for breach of a representation or
                                 ----------
     warranty after the lapse of five (5) years following the Closing:

               (i) There shall be no time limitation on claims on actions brought for breach of any representation or warranty made by the Seller or the Shareholders in or pursuant to Sections 4.1 and 4.2, and the Seller and the
                             --------------------
           Shareholders hereby waive all applicable statutory limitation periods with respect thereto.

               (ii) Any claim or action brought for breach of any representation or warranty made by the Seller or the Shareholders in or pursuant to Section 4.5 may be brought at any time until the
                          -----------
           underlying tax obligation is barred by the applicable period of limitation under federal and state laws relating thereto (as such period may be extended by waiver).

               (iii) Any claim or action brought for breach of any representation or warranty made by the Seller or the Shareholders in or pursuant to Section 4.11 may be brought at any time until the
                          ------------
           underlying claim is barred by the applicable period of limitation under federal and state laws relating thereto (as such period may be extended by waiver).

               (iv) Any claim made by a party hereunder by filing a suit or action in a court of competent jurisdiction or a court reasonably believed to be of competent jurisdiction for breach of a representation or warranty prior to the termination of the survival period for such claim shall be preserved despite the subsequent termination of such survival period.

               (v) If any act, omission, disclosure or failure to disclosure shall form the basis for a claim for breach of more than one representation or warranty, and such claims have different periods of survival hereunder, the termination of the survival period of one claim shall not affect a party's right to make a claim based on the breach of representation or warranty still surviving.

     11.6  No Waiver.  The Closing of the transactions contemplated by this
           ---------
Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the Closing.

                                  ARTICLE 12
                                    CLOSING
                                    -------

     12.1  Closing.  The closing of the transactions contemplated hereby (the
           -------
"Closing") shall take place at the offices of Rutan & Tucker, LLP, 611 Anton
 -------
Boulevard, 14th Floor, Costa Mesa, California 92626, at 10:00 a.m. on January 31, 2001. Such date is referred to in this Agreement as the "Closing Date."
                                                              ------------

     12.2  Documents to be Delivered by Seller.  Seller or each of the
           -----------------------------------
Shareholders, as the case may be, shall execute and deliver to counsel for Purchaser the following documents, in each case duly executed or otherwise in proper form:

           (a) Bills of Sale.  Bills of sale and such other instruments of
               -------------
     assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Purchaser and its counsel to transfer, assign, convey and deliver to Purchaser the Purchased Assets.

           (b) Compliance Certificates.  A certificate signed by the chief
               -----------------------
     executive officer of Seller and each of the Shareholders that each of the representations and warranties made by Seller and each of the Shareholders in this Agreement is true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Purchaser), and that Seller and each of the Shareholders have performed and complied with each of their respective obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

           (c) Certified Resolutions. Certified copies of the resolutions of the
               ---------------------
     Board of Directors of Seller and the shareholders of Seller authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

           (d) Lien Releases. Evidence of the release of all security and
               -------------
     mortgage interests and any other Lien on or in the Purchased Assets.

           (e) Shareholder Releases.  Releases executed by each of the direct
               --------------------
     shareholders of Seller in the form of Exhibit 12.2(e) hereto.
                                           ---------------

           (f) Investor Certificate.  An Investor Certificate, as defined in
               --------------------
     Section 4.25, shall be duly executed by Seller and each of Seller's
     ------------
     shareholders.

           (g) Noncompete Agreements. Duly executed Noncompetition Agreements as
               ---------------------
     required by Section 6.14.
                 ------------

           (h) Other Documents.  All other documents, instruments or writings
               ---------------
     required to be delivered to Purchaser at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Purchaser may reasonably request.

     12.3  Cash and Documents to be Delivered by Purchaser.  Purchaser shall
           -----------------------------------------------
deliver the cash portion of the Purchase Price required by Section 3.1(a) and
                                                           --------------
shall execute and deliver to Seller and its counsel the following documents, in each case duly executed or otherwise in proper form:

           (a) Purchase Note and TKC Guaranty. The Purchase Note, substantially
               ------------------------------
     in the form of Exhibit 12.3(a)-1 hereto and the TKC Guaranty, substantially
                    -----------------
     in the form of Exhibit 12.3(a)-2 hereto.
                    -----------------

           (b) Assumption of Liabilities.  Such undertakings and instruments of
               -------------------------
     assumption as will be reasonably sufficient in the opinion of Seller and Seller's counsel to evidence the assumption of the Assumed Liabilities as provided for in Article 2.
                     ---------

           (c) Compliance Certificate. A certificate signed by the chief
               ----------------------
     executive officer or chief financial officer of Purchaser that the representations and warranties made by Purchaser in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this

     Agreement or consented to in writing by Seller), and that the Purchaser has performed and complied with all of Purchaser's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

          (d)  Certified Resolutions. A certified copy of the resolutions of the
               ----------------------
     board of directors of Purchaser authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

          (e)  Other Documents. All other documents, instruments or writings
               ---------------
     required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request.

                                   ARTICLE 13
                                  TERMINATION
                                  -----------

     13.1 Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing:

          (a) by mutual agreement of Seller and each of the Shareholders, on the one hand, and Purchaser and TKC, on the other hand;

          (b) by Purchaser and TKC, if there has been a material violation or breach by Seller or any of the Shareholders of any of the agreements, representations or warranties of Seller or any of the Shareholders contained in this Agreement which has not been waived in writing or if there has been a failure of satisfaction of a condition to the obligations of Purchaser or TKC which has not been waived in writing, or if as a result of its due diligence investigation, TKC's board of directors determines that the acquisition of the Purchased Assets will not be in the best interests of TKC and its shareholders; then Purchaser and TKC may, by written notice to Seller and Shareholders at any time prior to the Closing, that such violation, breach, or failure is continuing, terminate this Agreement with the effect set forth in Section 13.2 hereof.
                                            ------------

          (c) by Seller and Shareholders, if there has been a material violation or breach by Purchaser or TKC of any of the agreements, representations or warranties of Purchaser or TKC contained in this Agreement which has not been waived in writing or if there has been a material failure of satisfaction of a condition to the obligations of Seller or Shareholders hereunder which has not been waived in writing then Seller or Shareholders may, by written notice to Purchaser and TKC at any time prior to the Closing, that such violation, breach, or failure is continuing, terminate this Agreement with the effect set forth in Section
                                                                       -------
     13.2 hereof.
     ----

     13.2 Effect of Termination. Termination of this Agreement pursuant to this
          ---------------------
Section 13 (a) shall permit the terminating party to so terminate without any
-----------
further liability or obligation on the part of the terminating party to the other parties hereto and (b) not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (including,
           -----------------
without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties' obligations under
Section 14.7 of this Agreement shall survive termination.
------------

                                  ARTICLE 14
                                 MISCELLANEOUS
                                 -------------

       14.1  Further Assurance. From time to time, at Purchaser's request and
             -----------------
without further consideration, Seller will execute and deliver to Purchaser such documents and take such other action as Purchaser may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Purchaser good, valid and marketable title to the Purchased Assets being transferred hereunder.

       14.2  Parties in Interest. This Agreement shall not be assigned by a
             -------------------
party hereto without the prior written consent of the other parties hereto, except that Purchaser may freely assign, in whole or in part, its rights and obligations under this Agreement to one or more Acquisition Subsidiaries (as hereinafter defined) or to any other corporation or entity affiliated with Purchaser. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

       14.3  Law Governing Agreement; Venue; Arbitration. This Agreement may not
             -------------------------------------------
be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. All claims, disputes and other matters in controversy (collectively, "Dispute") arising, directly or indirectly out of or related to
                -------
this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Section 14.3.
                                                                   ------------
Any Dispute shall be resolved by arbitration before a single arbitrator appointed by the American Arbitration Association or its successor in Orange County, California. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor then in effect, and the pertinent provisions of the laws of the State of California relating to arbitration. The decision of the arbitrator may be entered as a final judgment in any court of the State of California or elsewhere. The prevailing party in any such arbitration shall also be entitled to recover reasonable attorneys', accountants' and experts' fees and costs of suit in addition to any other relief awarded such prevailing party.

       14.4  Notice. All notices, requests, demands and other communications
             ------
hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents if followed by certified mail; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

        (a)    If to Purchaser, to:

               The Keith Companies, Inc.
               2955 Redhill Avenue
               Costa Mesa, CA 92626
               Attention: Gary Campanaro, Chief Financial Officer
               Facsimile: (714) 668-7026

or to such other person or address as Purchaser shall furnish to Seller and each of the Shareholders in writing.

        (b)    If to Seller or any of the Shareholders, to:

               Michael Hook
               Hook & Associates Engineering, Inc.
               3221 N. 24th Street
               Phoenix, AZ 85016

or to such other person or address as the Seller shall designate in accordance with this Agreement.

     If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Delivery to either Shareholder shall constitute delivery to all Shareholders. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section.

     14.5  Amendment and Modification. The parties hereto may amend, modify and
           --------------------------
supplement this Agreement in such manner as may be agreed upon in writing between them in writing.

     14.6  Disclosures and Announcements. Announcements concerning the
           -----------------------------
transactions provided for in this Agreement by Purchaser, TKC, Seller or Shareholders shall be subject to the approval of the other parties in all essential respects, except that approval of the Shareholders or Seller shall not be required as to any statements and other information which Purchaser may submit to the Securities and Exchange Commission or Purchaser's stockholders or be required to make pursuant to any rule or regulation of the Securities and Exchange commission, the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, Inc. or otherwise required by law.

     14.7  Expenses.
           --------

           (a)   Brokerage. Seller and Purchaser each represent and warrant to
                 ---------
     each other that, there is no broker involved or in any way connected with the transfer provided for herein and each agrees to hold the other harmless from and against all other claims for brokerage commissions or finder's fees in connection with the execution of this Agreement or the transactions provided for herein.

           (b)   Transfer Taxes. Any sales, use, excise, transfer or other
                 --------------
     similar tax imposed with respect to the transactions provided for in this Agreement, and interest or penalties related thereto, shall be borne by Seller.

           (c)   Expenses. Except as otherwise provided herein, each of the
                 --------
     parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

           (d)   Costs of Litigation. The parties agree that the prevailing
                 -------------------
     party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees.

     14.8  Entire Agreement. Except for the Ancillary Instruments, this
           ----------------
instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

     14.9  Counterparts. This Agreement may be executed simultaneously in one or
           ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.10 Headings. The headings in this Agreement are inserted for convenience
           --------
only and shall not constitute a part hereof.

     14.11 Further Documents. Purchaser, Seller and each of the Shareholders
           -----------------
agree to execute all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

     14.12 Severability. If any term or other provision of this Agreement is
           ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     14.13  No Third Party Beneficiaries. This Agreement is not intended to
            ----------------------------
confer upon any person other than the parties hereto any rights or remedies hereunder.

     14.14  Cumulative Effect of Representations. The representations and
            ------------------------------------
warranties set forth in Articles 4 and 5 are considered to be cumulative, and
                        ----------------
any limitation or qualification set forth in any representation and warranty therein shall not limit or qualify any other representation and warranty therein unless otherwise explicitly provided therein.

     14.15  Risk of Loss. Until completion of the Closing, all Purchased Assets
            ------------
shall remain at the risk of Seller and the Assumed Liabilities shall remain the sole responsibility of Seller. Upon the completion of the Closing, the risk of loss of the Purchased Assets shall be transferred to the Purchaser. If prior to completion of the Closing any Purchased Asset is damaged, destroyed or lost, Purchaser, at its option, may (i) complete the purchase without reduction of the appropriate Purchase Price and take an assignment of all insurance proceeds and other payments to Seller as a result of such damage, destruction or loss or (ii) if the Purchased Assets are damaged, destroyed or lost to the extent that Purchaser is of the opinion that immediately after the Closing it will be unable to conduct the Business or operate the Facilities on substantially a full-time basis and deliver services in a manner consistent with the practices of the Seller immediately prior to such loss, in each case without material expense to Purchaser, Purchaser may terminate this Agreement without liability to it by delivering written notice of termination to Seller.

     14.16  Private Offering. The Shares of TKC Common Stock to be issued in
            ----------------
connection with this Agreement have not, and as of the Closing will not, be registered under the Securities Act of 1933, as amended (the "Securities Act").
                                                              --------------
Such TKC Common Stock will be issued pursuant to an exemption from registration under the Securities Act in reliance on, among other things, the Seller's and Shareholders' responses in their respective Investor Certificates. Consequently, the TKC Common Stock issued in connection with this Agreement may not be sold or otherwise transferred unless a registration statement under the Securities Act is in effect with respect to such securities, or in the alternative, an exemption from registration under the Securities Act is found to be available to the reasonable satisfaction of Purchaser.

     14.17  Form 8-K and Securities Law Filings. The Seller and Shareholders
            -----------------------------------
shall cooperate with and assist the Purchaser to the extent reasonably requested by Purchaser, in providing information for the preparation of the Report on Form 8-K which may be filed by TKC in connection with this transaction.

     14.18  Knowledge Defined: As used herein, the term "knowledge" means the
            -----------------
knowledge of a party after reasonable inquiry, and in the case of a corporation or other entity, the reasonable level of knowledge that would be possessed by the management of such an entity after due inquiry and in the proper exercise of their management duties.

     14.19  Legend. The TKC Common Stock issued in connection with this
            ------
Agreement shall bear substantially the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY

     NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED."

                         (next page is signature page)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

PURCHASER:                    HEA ACQUISITION, INC.,
                              a California corporation


                              By: /s/ Aram H. Keith
                                 --------------------------------------
                                 Its: President
                                     ----------------------------------


TKC                           THE KEITH COMPANIES, INC.
                              a California corporation


                              By: /s/ Aram H. Keith
                                 --------------------------------------
                                 Its: CEO
                                     ----------------------------------


SELLER:                       HOOK & ASSOCIATES ENGINEERING, INC.
                              an Arizona corporation


                              By: /s/ Mike Hook
                                 --------------------------------------
                                 Its: President
                                     ----------------------------------

SHAREHOLDERS:                      /s/ Mike Hook
                              -----------------------------------------
                              MICHAEL HOOK


                                   /s/ Susan Hook
                              -----------------------------------------
                              SUSAN HOOK